As filed with the U.S. Securities and Exchange Commission on January 8, 2016

Investment Company Act File No. 811-22078

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

Registration Statement under the Investment Company Act of 1940 Amendment No. 12	☒

Master Trust

(Exact Name of Registrant Specified in Charter)

c/o UBS Asset Management (Americas) Inc.

1285 Avenue of the Americas

New York, New York 10019-6028

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:  (212) 882 5000

Mark F. Kemper, Esq. UBS Asset Management (Americas) Inc. 1285 Avenue of the Americas New York, New York 10019 6028 (Name and Address of Agent for Service)	With copies to: Jack W. Murphy, Esq. Dechert LLP 1900 K Street, N.W. Washington, D.C. 20006

The following fund is a series of Master Trust (“Trust”), a professionally managed open-end investment company.

  Prime CNAV Master Fund

Explanatory Note

The Trust has filed this Registration Statement pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Beneficial interests in the Trust (“Interests”) are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), since such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the 1933 Act. Only investment companies, insurance company separate accounts, common or commingled trust funds or other organizations, entities or investors that are “accredited investors” within the meaning of Regulation D under the 1933 Act may make investments in the Trust. Such investors are referred to herein as “interestholders.” This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any Interests in the Trust.

FOR FLORIDA INVESTORS

THE INTERESTS HAVE NOT BEEN REGISTERED UNDER THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT. IF SALES ARE MADE TO FIVE (5) OR MORE INVESTORS IN FLORIDA, ANY FLORIDA INVESTOR MAY, AT HIS OPTION, VOID ANY PURCHASE HEREUNDER WITHIN A PERIOD OF THREE (3) DAYS AFTER HE (A) FIRST TENDERS OR PAYS TO THE FUND, AN AGENT OF THE FUND OR AN ESCROW AGENT THE CONSIDERATION REQUIRED HEREUNDER OR (B) DELIVERS HIS ACCOUNT APPLICATION, WHICHEVER OCCURS LATER. TO ACCOMPLISH THIS, IT IS SUFFICIENT FOR A FLORIDA INVESTOR TO SEND A LETTER OR TELEGRAM TO THE FUND WITHIN SUCH THREE (3) DAY PERIOD, STATING THAT HE IS VOIDING AND RESCINDING THE PURCHASE. IF AN INVESTOR SENDS A LETTER, IT IS PRUDENT TO DO SO BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO INSURE THAT THE LETTER IS RECEIVED AND TO EVIDENCE THE TIME OF MAILING.

FOR GEORGIA INVESTORS

THE INTERESTS HAVE BEEN ISSUED OR SOLD IN RELIANCE ON PARAGRAPH (14) OF CODE SECTION 10-5-11 OF THE “GEORGIA UNIFORM SECURITIES ACT OF 2008,” AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.

FOR INVESTORS IN OTHER STATES

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. NEITHER THE FUND NOR THESE INTERESTS HAVE BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PART A

Responses to Items 1, 2, 3, 4 and 13 have been omitted pursuant to paragraph B.2(b) of the General Instructions to Form N-1A.

The date of this Part A is January 8, 2016.

Fund Summary

Item 5.  Management

UBS Asset Management (Americas) Inc. (“UBS AM”) serves as the investment advisor to the fund.

For important information about the purchase and redemption of fund Interests and tax information, please see the sections entitled, “Purchase and Redemption of Fund Interests” and “Tax Information” immediately below.

Item 6.  Purchase and Redemption of Fund Interests

There is no minimum initial or subsequent investment requirement for the fund. Interests in the fund are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”). Only investment companies, insurance company separate accounts, common or commingled trust funds or other organizations, entities or investors that are “accredited investors” within the meaning of Regulation D under the 1933 Act may invest in the fund. This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

An investor in the fund may withdraw all or any portion of its investment at any time at the net asset value next determined after a withdrawal request in good form is furnished by the investor to the fund.

Item 7.  Tax Information

The fund expects to be treated as a partnership for federal income tax purposes. As a result, the fund does not expect to pay any federal income or excise taxes, and, generally, investors in the fund should not recognize income or loss for federal income tax purposes when they invest in the fund or when they receive distributions or make withdrawals from the fund, unless cash distributions or withdrawals exceed an investor’s adjusted basis in its interest in the fund. However, each investor, in determining its own federal income and excise tax liabilities, if any, will have to include the investor’s distributive share from time to time of the fund’s ordinary income, expenses, capital gains or losses, credits, and other items, whether or not distributed.

Item 8.  Financial Intermediary Compensation

Disclosure item not applicable.

Item 9.  Investment Objectives, Principal Investment Strategies, Related Risks, and Disclosure of Portfolio Holdings.

Fund objective

Maximum current income consistent with liquidity and the preservation of capital.

Principal investment strategy

Principal investments

Under normal circumstances, the fund seeks to achieve its objective by investing in a diversified portfolio of high quality money market instruments of governmental and private issuers. These may include:

¡	short-term obligations of the US government and its agencies and instrumentalities;

¡	repurchase agreements;

¡	obligations of issuers in the financial services group of industries; and

¡	commercial paper, other corporate obligations and asset-backed securities.

Money market instruments generally are short-term debt obligations and similar securities. They also may include longer-term bonds that have variable interest rates or other special features that give them the financial characteristics of short-term debt. The fund invests in foreign money market instruments only if they are denominated in US dollars. The fund will, under normal circumstances, invest more than 25% of its total assets in the financial services group of industries. The fund complies with regulations that apply to money market funds, as discussed further under “Additional information about investment strategies.”

On or before October 14, 2016, the fund intends to be a “retail money market fund,” as such term is defined in or interpreted by the rules governing money market funds. “Retail money market funds” are money market funds that have policies and procedures reasonably designed to limit all beneficial owners of the fund to natural persons. A master money market fund, such as the fund, may consider itself a “retail money market fund” where all of its feeder funds are qualified retail money market funds and the master fund relies on the policies and procedures of the feeder funds to ensure that all of the feeder funds’ beneficial owners are natural persons. The fund intends to rely on such policies and procedures of its feeder funds, which are (or will be by October 14, 2016) qualified retail money market funds. As a “retail money market fund,” the fund will be permitted to continue to seek to maintain a stable price per share.

Management process

UBS AM acts as the investment advisor and administrator for the fund. As investment advisor, UBS AM makes the fund’s investment decisions. UBS AM selects money market instruments for the fund based on its assessment of relative values and changes in market and economic conditions.

UBS AM considers safety of principal and liquidity in selecting securities for the fund and thus may not buy securities that pay the highest yield.

Principal risks

All investments carry a certain amount of risk, and the fund cannot guarantee that it will achieve its investment objective. You could lose money by investing in the fund. Although the fund seeks to preserve the value of your investment at $1.00 per share, it cannot guarantee it will do so. The fund may impose a fee upon sale of your shares or may temporarily suspend your ability to sell shares if the fund’s liquidity falls below required minimums because of market conditions or other factors. An investment in the fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The fund’s sponsor has no legal obligation to provide financial support to the fund, and you should not expect that the sponsor will provide financial support to the fund at any time. Money market instruments generally have a low risk of loss, but they are not risk-free. The principal risks presented by an investment in the fund are described below. Other risks of investing in the fund, along with further details about some of the risks described below, are discussed in Part B of this Registration Statement.

Asset-backed securities risk. The fund may purchase securities representing interests in underlying assets, but structured to provide certain advantages not inherent in those assets (e.g., enhanced liquidity and yields linked to short-term interest rates). If those securities behaved in a way that the advisor did not anticipate, or if the security structures encountered unexpected difficulties, either fund could suffer a loss. Structured securities represent a significant portion of the short-term securities markets.

Concentration risk. The fund will invest a significant portion (more than 25%) of its assets in securities issued by companies in the financial services group of industries, including US banking, non-US banking, broker-dealers, insurance companies, finance companies (e.g., automobile finance) and related asset-backed securities. As a result, the fund’s performance will be significantly impacted, both positively and negatively, by developments in the financial services sector, and the fund will be more susceptible to such developments than other funds that do not concentrate their investments.

Credit risk. Credit risk is the risk that the issuer of a money market instrument will not make principal or interest payments when they are due. Even if an issuer does not default on a payment, a money market instrument’s value may decline if the market believes that the issuer has become less able, or less willing, to make payments on time. Even the highest quality money market instruments are subject to some credit risk. The credit quality of an issuer can change rapidly due to market developments and may affect the fund’s net asset value.

Financial services sector risk. Investments of the fund in the financial services sector may be particularly affected by economic cycles, business developments, interest rate changes and regulatory changes. For example, declining economic and business conditions can disproportionately impact companies in the financial services sector due to increased defaults on payments by borrowers. Interest rate increases can also adversely affect the financial services sector by increasing the cost of capital available for financial services companies. In addition, financial services companies are heavily regulated by governmental entities and, as a result, political and regulatory changes can affect the operations and financial results of such companies, potentially imposing additional costs and possibly restricting the businesses in which those companies may engage.

Foreign investing risk. The fund may invest in foreign money market instruments that are denominated in US dollars. Foreign investing may involve risks relating to political, social and economic developments abroad to a greater extent than investing in the securities of US issuers. In addition, there are differences between US and non-US regulatory requirements and market practices.

Interest rate risk. The value of money market instruments generally can be expected to fall when short-term interest rates rise and to rise when short-term interest rates fall. Interest rate risk is the risk that interest rates will rise, so that the value of the fund’s investments will fall. Also, the fund’s yield will tend to lag behind changes in prevailing short-term interest rates. This means that the fund’s income will tend to rise more slowly than increases in short-term interest rates. Similarly, when short-term interest rates are falling, the fund’s income generally will tend to fall more slowly.

The historically low interest rate environment increases the risk associated with rising interest rates, including the potential for periods of volatility and increased redemptions. The fund may face a heightened level of interest rate risk, since the US Federal Reserve Board has ended its quantitative easing program and may continue to raise rates.

Market risk. The market value of the fund’s investments may fluctuate as the markets fluctuate. Market risk, sometimes dramatically or unpredictably, may affect a single issuer, industry, section of the economy or geographic region, or it may affect the market as a whole. Volatility of financial markets can expose the fund to greater market risk, possibly resulting in greater illiquidity and valuation risks. Moreover, market, economic and political conditions in one country or geographic region could adversely impact market, economic and political conditions in other countries or regions, including countries and regions in which the fund invests, due to increasingly interconnected global economies and financial markets. Additionally, market conditions and legislative, regulatory, or tax developments may affect the investment techniques available to the advisor in connection with managing the fund and may result in increased regulation of the fund or its investments and, in turn, may adversely affect the ability of the fund to achieve its investment objective and the fund’s performance.

Liquidity risk. The fund’s investments may become less liquid due to market developments or adverse investor perception. When there is no willing buyer and investments cannot be readily sold at the desired time or price, the fund may have to accept a lower price or may not be able to sell an instrument at all. The inability to sell an instrument could adversely affect the fund’s net asset value or prevent the fund from being able to take advantage of other investment opportunities. This risk may increase during an unusually high volume of redemption requests by even a few large investors or unusual market conditions.

Management risk. There is the risk that the investment strategies, techniques and risk analyses employed by the investment advisor may not produce the desired results. The investment advisor may be incorrect in its assessment of a particular security or assessment of market, interest rate or other trends, which can result in losses to the fund.

US government securities risk. Credit risk is the risk that the issuer will not make principal or interest payments when they are due. There are different types of US government securities with different relative levels of credit risk depending on the nature of the particular government support for that security. US government securities may be supported by (1) the full faith and credit of the US; (2) the ability of the issuer to borrow from the US Treasury; (3) the credit of the issuing agency, instrumentality or government-sponsored entity; (4) pools of assets (e.g., mortgage-backed securities); or (5) the US in some other way. In some cases, there is even the risk of default. For example, for asset-backed securities there is the risk those assets will decrease in value below the face value of the security. Similarly, for certain agency issued securities, there is no guarantee the US government will support the agency if it is unable to meet its obligations. Further, the US government and its agencies and instrumentalities do not guarantee the market value of their securities; consequently, the value of such securities will fluctuate.

Money market fund regulatory risk. The US Securities and Exchange Commission (“SEC”) adopted changes to the rules that govern SEC-registered money market funds. These changes have a phase in period with the most significant changes taking effect on or before October 14, 2016. The fund intends to qualify as a “retail money market fund” on or before this date, and therefore will not be required to change the method by which it values its assets and prices its shares but will be subject to the possible imposition of liquidity fees and/or the temporary suspension of redemption privileges (i.e., redemption gates). In addition, the SEC adopted additional regulatory changes relating to the removal of credit ratings in the money market fund rule as well as other matters, effective October 14, 2016. These changes may affect the investment strategies, performance, yield and operating expenses of the fund.

Additional (non-principal) risks

Securities lending risk. Securities lending involves the lending of portfolio securities owned by the fund to qualified broker-dealers and financial institutions. When lending portfolio securities, the fund initially will require the borrower to provide the fund with collateral, most commonly cash, which the fund will invest. Although the fund invests this collateral in a conservative manner, it is possible that it could lose money from such an investment or fail to earn sufficient income from its investment to cover the fee or rebate that it has agreed to pay the borrower. Loans of securities also involve a risk that the borrower may fail to return the securities or deliver the proper amount of collateral, which may result in a loss to the fund. In addition, in the event of bankruptcy of the borrower, the fund could experience losses or delays in recovering the loaned securities. In some cases, these risks may be mitigated by an indemnification provided by the funds’ lending agent.

Additional information about the investment objective

The fund’s investment objective may not be changed without interestholder approval.

Additional information about investment strategies

The fund seeks to achieve its investment objective by investing in a diversified portfolio of high quality money market instruments of governmental and private issuers, which may include short-term obligations of the US government and its instrumentalities; repurchase agreements; obligations of issuers in the financial services group of industries; and commercial paper, other corporate obligations and asset-backed securities.

The fund complies with regulations that apply to money market funds, and is therefore subject to certain maturity, quality, diversification and liquidity requirements. The fund’s investment strategy is designed to comply with these requirements. The fund may invest in high quality, short-term, US dollar-denominated money market instruments paying a fixed, variable or floating interest rate.

On or before October 14, 2016, the fund intends to be a “retail money market fund,” as such term is defined in or interpreted by the rules governing money market funds. “Retail money market funds” are money market funds that have policies and procedures reasonably designed to limit all beneficial owners of the fund to natural persons. A master money market fund, such as the fund, may consider itself a “retail money market fund” where all of its feeder funds are qualified retail money market funds and the master fund relies on the policies and procedures of the feeder funds to ensure that all of the feeder funds’ beneficial owners are natural persons. The fund intends to rely on such policies and procedures of its feeder funds, which are (or will be by October 14, 2016) qualified retail money market funds. As a “retail money market fund,” the fund will be permitted to continue to seek to maintain a stable price per share.

The advisor may use a number of professional money management techniques to respond to changing economic and money market conditions and to shifts in fiscal and monetary policy. These techniques include varying the fund’s composition and weighted average maturity based upon the advisor’s assessment of the relative values of various money market instruments and future interest rate patterns. The advisor also may buy or sell money market instruments to take advantage of yield differences. During adverse market conditions or when the advisor believes there is an insufficient supply of appropriate money market securities in which to invest, the fund may temporarily hold uninvested cash in lieu of such investments. The fund will, under normal circumstances, invest more than 25% of its total assets in the financial service group of industries. The fund may, however, invest less than 25% of its total assets in this group of industries as a temporary defensive measure. During periods when such temporary or defensive positions are held, the fund may not be able to fully pursue its investment objective. Such positions may also subject the fund to additional risks, such as increased exposure to cash held at a custodian bank.

The fund may invest to a limited extent in shares of similar money market funds.

The fund may maintain a rating from one or more rating agencies that provide ratings on money market funds. There can be no assurance that the fund will maintain any particular rating or maintain it with a particular rating agency. To maintain a rating, the advisor may manage the fund more conservatively or differently than if it were not rated.

Item 10.  Management, Organization and Capital Structure.

Investment advisor

UBS Asset Management (Americas) Inc. (“UBS AM”) acts as the investment advisor and administrator for the fund. As investment advisor, UBS AM makes the fund’s investment decisions. It buys and sells securities for the fund and conducts the research that leads to the purchase and sale decisions.

UBS AM is a Delaware corporation with its principal business offices located at One North Wacker Drive, Chicago, IL 60606 and at 1285 Avenue of the Americas, New York, New York, 10019-6028. UBS AM is an investment advisor registered with the SEC. UBS AM is an indirect asset management subsidiary of UBS Group AG (“UBS”). As of September 30, 2015, UBS AM had approximately $148 billion in assets under management. UBS AM is a member of the UBS Asset Management Division, which had approximately $652 billion in assets under management worldwide as of September 30, 2015. UBS is an internationally diversified organization headquartered in Zurich, Switzerland and with operations in many areas of the financial services group of industries.

Advisory and administration fees

UBS AM’s contract fee for the advisory and administration services it provides to the fund is based on the following fee schedule:

$0 – $30 billion	0.1000%
Above $30 billion up to $40 billion	0.0975%
Above $40 billion up to $50 billion	0.0950%
Above $50 billion up to $60 billion	0.0925%
Above $60 billion	0.0900%

In exchange for these fees, UBS AM has agreed to bear all of the fund’s expenses other than interest, taxes, extraordinary costs and the cost of securities purchased and sold by the fund, including any transaction costs. Although UBS AM is not obligated to pay the fees and expenses of the fund’s independent trustees, it is contractually obligated to reduce its management fee in an amount equal to those fees and expenses. UBS AM estimates that these fees and expenses will be less than 0.01% of the fund’s average daily net assets.

As of the date of this Part A, the fund had not yet commenced operations. Therefore, the fund did not pay advisory or administration fees for the fiscal year ended April 30, 2015.

UBS AM may voluntarily waive fees from time to time. For example, UBS AM may voluntarily undertake to waive fees in the event that fund yields drop below a certain level. Once started, there is no guarantee that UBS AM would continue to voluntarily waive a portion of its fees. Waivers may impact the fund’s performance.

A discussion regarding the basis for the approval by the Board of Trustees of the Trust (“Board”) of the Management Contract with UBS AM will be available in the fund’s annual report to interestholders for the period ended April 30, 2016.

Item 11.  Investor Information.

Pricing and valuation

The price of Interests is based on net asset value. In determining net asset value, the fund values its securities at their amortized cost, unless the Trust’s board (or its delegate) determines that this does not represent fair value. The amortized cost method uses a constant amortization to maturity of the difference between the cost of the instrument to the fund and the amount due at maturity.

The net asset value of the fund is normally determined nine times each business day, every hour on the hour, beginning at 9:00 a.m. (Eastern time) and concluding at 5:00 p.m. (Eastern time).

On any day that the fund determines to advance the time by which purchase or redemption orders must be received (as described below), the time for determination of the fund’s net asset value will be as of the same time the fund has determined to cease accepting purchase or redemption orders. The fund will not price its Interests again on that business day even though it normally prices its Interests more frequently.

The fund’s Board has delegated to a UBS AM valuation committee the responsibility for making fair value determinations with respect to the fund’s portfolio securities. The types of securities and other instruments for which such fair value pricing may be necessary include, but are not limited to: securities of an issuer that has entered into a restructuring; fixed-income securities that have gone into default and for which there is no current market value quotation; Section 4(a)(2) commercial paper; securities or instruments that are restricted as to transfer or resale; illiquid instruments; and instruments for which the prices or values available do not, in the judgment of UBS AM, represent current market value. The need to fair value the fund’s portfolio securities may also result from low trading volume in foreign markets or thinly traded securities or instruments. Various factors may be reviewed in order to make a good faith determination of a security’s or instrument’s fair value. These factors include, but are not limited to, fundamental analytical data relating to the investment; the nature and duration of restrictions on disposition of the securities or instruments; and the evaluation of forces which influence the market in which the securities or instruments are purchased and sold.

The fund’s portfolio holdings may also consist of shares of other investment companies in which the fund invests. The value of each such open-end investment company will generally be its net asset value at the time the fund’s shares are priced. Pursuant to the fund’s use of the practical expedient within ASC Topic 820, investments in non-registered investment companies are also valued at the daily net asset value. Each investment company generally values securities and other instruments in a manner as described in that investment company’s prospectus or similar documents.

Status as Retail Money Market Fund

The fund intends to be a retail money market fund. A master money market fund, such as the fund, may consider itself a retail money market fund where all of its feeder funds are qualified retail money market funds and the master fund relies on the policies and procedures of the feeder funds to ensure that all of the feeder fund’s beneficial owners are natural persons.

Investments in the fund’s feeder funds (UBS Prime Investor Fund, UBS Prime Preferred Fund and UBS Prime Reserves Fund) are intended to be limited to accounts beneficially owned by natural persons on or before October 14, 2016. Natural persons may invest in the feeder funds through certain tax-advantaged savings accounts, trusts and other retirement and investment accounts, which may include, among others: participant-directed defined contribution plans; individual retirement accounts; simplified employee pension arrangements; simple retirement accounts; custodial accounts; deferred compensation plans for government or tax-exempt organization employees; Archer medical savings accounts; college savings plans; health savings account plans; ordinary trusts and estates of natural persons; or certain other retirement and investment accounts having an institutional decision maker with ultimate investment authority held by the natural person beneficial owner (e.g., a plan sponsor in certain retirement arrangements or an investment adviser managing discretionary investment accounts). On or before October 14, 2016, the feeder funds will adopt policies and procedures reasonably designed to limit all beneficial owners of the feeder funds to natural persons. The fund intends to rely on such policies and procedures of the feeder funds. The feeder funds reserve the right to repurchase shares in any account that are not beneficially owned by natural persons, after providing sufficient notice.

The purchase and redemption of Interests

Interests in the fund are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”). Only investment companies, insurance company separate accounts, common or commingled trust funds or other organizations, entities or investors that are “accredited investors” within the meaning of Regulation D under the 1933 Act may invest in the fund. This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

An investment in the fund may be made without a sales load. All investments are made at net asset value next determined after receipt of an order is received by the fund by the next designated cutoff time for each accredited investor. The net asset value is determined according to the pricing schedule described above.

The fund may advance the time by which purchase or redemption orders must be received by the transfer agent on any day that the New York Stock Exchange (“NYSE”) closes early because trading has been halted for the day. The fund will advance the final time by which purchase or redemption orders must be received by the transfer agent to 3:00 p.m. (Eastern time) on those days that the Securities Industry and Financial Markets Association (“SIFMA”) has recommended that the bond markets close early. Appendix A at the end of the “Part B” section below lists the SIFMA US holiday recommendations schedule for the remainder of 2016. These days most often occur on the afternoon of a business day prior to a national holiday.

Securities are valued at amortized cost, which the Board has determined in good faith constitutes fair value for the purposes of complying with the Investment Company Act of 1940, as amended (the “Investment Company Act”). This valuation method will continue to be used for the fund until such time as the Trustees determine that it does not constitute fair value for such purposes. The amortized cost method uses a constant amortization to maturity of the difference between the cost of the instrument to the fund and the amount due at maturity.

There is no minimum initial or subsequent investment requirement for the fund. However, since under normal circumstances the fund intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the fund’s custodian bank by a Federal Reserve Bank).

The fund reserves the right to cease accepting investments at any time or to reject any investment order.

An investor in the fund may withdraw all or any portion of its investment at any time at the net asset value next determined after a withdrawal request in good form is furnished by the investor to the fund. A redemption order will not be in good form unless it is received by the fund’s transfer agent prior to the designated cutoff time for each accredited investor. Orders that are not received in good form will not be executed at the net asset value next determined after receipt of the order. The proceeds of a withdrawal usually will be paid by the fund in federal funds. If a redemption order is received by 5:00 p.m. (Eastern time), the proceeds ordinarily will be transmitted in federal funds on the same day.

Subject to compliance with applicable regulations, the fund may pay the redemption price of Interests in the fund, either totally or partially, by a distribution in kind of readily marketable securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the Interests being redeemed. If an interestholder received a distribution in kind, such holder could incur brokerage or other charges in converting the securities into cash.

Upon receipt of a proper redemption request submitted in a timely manner and otherwise in accordance with the redemption procedures set forth in this Part A, the fund will redeem the requested Interests and make a payment to you in satisfaction thereof no later than the business day following the redemption request (under normal circumstances, on the same day). The fund may postpone and/or suspend redemption and payment beyond one business day only as follows: (1) for any period during which there is a non-routine closure of the Fedwire or applicable Federal Reserve Banks; (2) for any period (a) during which the NYSE is closed other than customary weekend and holiday closings or (b) during which trading on the NYSE is restricted; (3) for any period during which an emergency exists as a result of which (a) disposal by the fund of securities owned by it is not reasonably practicable or (b) it is not reasonably practicable for the fund fairly to determine the net asset value of Interests of the fund; (4) for any period during which the SEC has, by rule or regulation, deemed that (a) trading shall be restricted or (b) an emergency exists; (5) for any period that the SEC may by order permit for your protection; or (6) for any period during which the fund, as part of a necessary liquidation of the fund, has properly postponed and/or suspended redemption of Interests and payment in accordance with federal securities laws.

The fund has agreed to guarantee the payment of redemption proceeds to certain of its interestholders that are SEC-registered money market funds within one business day of receipt of a redemption request, in order to enable such interestholders to satisfy certain liquidity requirements to which they are subject. This guarantee will apply to a specified percentage of such interestholder’s investment (as agreed upon with the interestholder) that may not be less than 10%.

Frequent purchases and redemptions of Interests

Frequent purchases and redemptions of Interests could increase the fund’s transaction costs, such as market spreads and custodial fees, and may interfere with the efficient management of the fund’s portfolio, which could impact the fund’s performance. However, money market funds are generally used by investors for short-term investments, often in place of bank checking or savings accounts or for cash management purposes. Investors value the ability to add and withdraw their funds quickly, without restriction. UBS Asset Management (US) Inc. (“UBS AM (US)”), the placement agent for the fund, anticipates that interestholders will purchase and sell Interests frequently because the fund is designed to offer investors a liquid cash option. UBS AM (US) also believes that money market funds are not targets of abusive trading practices because money market funds typically do not fluctuate in value based on market prices. For these reasons, the Board has not adopted policies and procedures, or imposed redemption fees or other restrictions such as minimum holding periods, to discourage excessive or short-term trading of Interests.

Other UBS funds that are managed by UBS AM that are not money market funds have approved policies and procedures designed to discourage and prevent abusive trading practices. For more information about market timing policies and procedures for these funds, please see the funds’ prospectuses.

Tax considerations

The fund expects to be treated as a partnership for federal income tax purposes. As a result, the fund does not expect to pay any federal income or excise taxes, and, generally, investors in the fund should not recognize income or loss for federal income tax purposes when they invest in the fund or when they receive distributions or make withdrawals from the fund unless cash distributions or withdrawals exceed an investor’s adjusted basis in its interest in the fund. However, each investor, in determining its own federal income and excise tax liabilities, if any, will have to include the investor’s distributive share from time to time of the fund’s ordinary income, expenses, capital gains or losses, credits, and other items, whether or not distributed.

The fund also expects that investors which seek to qualify as regulated investment companies under the Internal Revenue Code will be able to look to their proportionate share of the assets and gross income of the fund for purposes of determining their compliance with the requirements applicable to such companies.

The foregoing tax discussion is only for an investor’s general information, and does not take account of the special rules applicable to investors subject to special tax rules (such as tax-exempt investors) or to a number of special circumstances. Each investor should consult its own tax advisors based on that investor’s particular circumstances regarding the tax consequences of an investment in the fund, as well as any state, local or foreign tax consequences to that investor of investing in the fund.

Disclosure of portfolio holdings

The fund will file its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. The fund’s complete schedule of portfolio holdings for the second and fourth quarters of each fiscal year will be included in its semiannual and annual reports to interestholders and is filed with the SEC on Form N-CSR. The fund’s Forms N-Q and Forms N-CSR will be available on the SEC’s Web site at http://www.sec.gov. The fund’s Forms N-Q and Forms N-CSR may also be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the SEC’s Public Reference Room may be obtained by calling 1-202-551 8090. Additionally, you may obtain copies of Forms N-Q and semiannual and annual reports to interestholders from the fund upon request by calling 1-800-647 1568. The semiannual and annual reports for various feeder funds that invest in the fund will be posted at www.ubs.com/usmoneymarketfundsholdings. The fund’s semi-annual and annual financial statements will form a core section of the feeder funds’ reports; however, because of restrictions related to how interests of the fund are offered, the fund’s semi-annual and annual reports themselves are not separately posted to a non-SEC public Web site.

The fund will disclose on UBS AM’s Web site, within five business days after the end of each month: (1) a complete schedule of portfolio holdings and information regarding the weighted average maturity of the fund; and (2) an update showing additional portfolio characteristics broken down by country, including weighted average life or weighted average maturity information per country (this is effectively the same information posted with respect to feeder fund holdings referenced further down in this paragraph). This information will be posted on the UBS Web site at the following internet address: http://www.ubs.com/usmoneymarketfundsholdings. In addition, the fund will file with the SEC on Form N-MFP, within five business days after the end of each month, more detailed portfolio holdings information. The fund’s Forms N-MFP will be available on the SEC’s Web site, on a delayed basis; UBS AM’s Web site will also contain a link to these filings which will become publicly available two months after filing with the SEC. A monthly update for the feeder funds showing portfolio characteristics broken down by country and related weighted average life or weighted average maturity information by such country holdings, will be disclosed on the UBS Web site referenced above within five business days after the end of each month. Given the master-feeder structure, such information will effectively indicate the characteristics of the underlying fund (or master portfolio); however, given restrictions on how the fund is offered, a separate monthly report specifically for the fund will not also be posted to the Web site.

Additionally, an abbreviated portfolio holdings report for certain feeder funds investing in the fund is available on a weekly basis. (The abbreviated weekly portfolio holdings report contains less information about each holding.) Given the master-feeder structure, the weekly reports for such feeder funds of the fund will effectively indicate the characteristics of the underlying fund; however, given restrictions on how the master fund is offered, a separate weekly report specifically for the fund will not also be posted to the Web site. This information will be posted on the UBS Web site at the following internet address: http://www.ubs.com/usmoneymarketfundsholdings. Under normal circumstances, the abbreviated report will be as of the last business day in a week and is expected to be posted by the Thursday or Friday of the following week. The weekly information will be posted to the Web site at least one day prior to other public dissemination.

The weekly portfolio holdings information postings will continue to remain available on the Web site, along with any more current weekly holdings information, at least until the date on which the fund files its portfolio holdings information with the SEC on Forms N-Q or N-CSR for the period that included the date as of which the Web site information is current. (For example, the fund files its annual report for its most recent fiscal year ended April 30th with the SEC on Form N-CSR around the beginning of July. Weekly portfolio holdings information for periods ended April 30th could be removed from the Web site once the annual report is filed, but not until then.)

The policies and procedures that govern disclosure of the fund’s portfolio holdings are described in Part B of this Registration Statement.

Item 12.  Distribution Arrangements.

The placement agent for the fund is UBS Asset Management (US) Inc., which receives no compensation from the fund for service as the fund’s placement agent.

PART B

Item 14.  Cover Page and Table of Contents.

This Part B sets forth information with respect to the Prime CNAV Master Fund, a diversified series of Master Trust (“Trust”). The Trust is a professionally managed open-end investment company registered under the Investment Company Act of 1940, as amended (“Investment Company Act”).

The date of this Part B is January 8, 2016.

Item 15.  Trust History.

The Trust was organized on June 12, 2007 as a statutory trust under the laws of Delaware and currently has four series, namely Prime Master Fund, Prime CNAV Master Fund, Treasury Master Fund and Tax-Free Master Fund. The Trust has the authority to establish an unlimited number of beneficial interests of each existing or future series, par value $0.001 per interest (each, an “Interest” and together, “Interests”).

Item 16.  Description of the Fund and Its Investments and Risks.

The fund and its investment policies

The fund’s investment objective may not be changed without interestholder approval. Except where noted, the investment policies of the fund may be changed by its board without interestholder approval. As with other mutual funds, there is no assurance that the fund will achieve its investment objective.

The fund is a money market fund that invests in high quality money market instruments that have, or are deemed to have, remaining maturities of 13 months or less. Money market instruments include short-term debt-obligations and similar securities. They also include longer term securities that have variable interest rates or other special features that give them the financial characteristics of short-term debt. The fund maintains a dollar-weighted average portfolio maturity of 60 days or less; the fund maintains a dollar-weighted average life for its portfolio of 120 days or less.

The fund complies with regulations that apply to money market funds. The fund may purchase only those obligations that UBS Asset Management (Americas) Inc. (“UBS AM”) determines, pursuant to procedures adopted by the board, present minimal credit risks and are “First Tier Securities” as defined in Rule 2a-7 under the Investment Company Act. First Tier Securities include US government securities, repurchase agreements related to US government securities, and securities of other registered investment companies that are money market funds. Other First Tier Securities are either (1) rated in the highest short-term rating category by at least two nationally recognized statistical rating organizations (“rating agencies”), (2) rated in the highest short-term rating category by a single rating agency if only that rating agency has assigned the obligation a short-term rating, (3) issued by an issuer that has received such a short-term rating with respect to a security that is comparable in priority and security, (4) subject to a guarantee rated in the highest short-term rating category or issued by a guarantor that has received the highest short-term rating for a comparable debt obligation or (5) unrated, but determined by UBS AM to be of comparable quality.

The fund’s investment objective is to earn maximum current income consistent with liquidity and the preservation of capital. The fund’s investments include (1) US and non-US government securities, (2) obligations of issuers in the financial services group of industries, (3) commercial paper and other short-term obligations of US and non-US corporations, partnerships, trusts and similar entities, (4) funding agreements and other insurance company obligations, (5) repurchase agreements, and (6) investment company securities.

The fund may invest in obligations (including certificates of deposit, bankers’ acceptances, time deposits and similar obligations) of US and non-US banks only if the institution has total assets at the time of purchase in excess of $1.5 billion. The fund’s investments in non-negotiable time deposits of these institutions will be considered illiquid if they have maturities greater than seven calendar days. The fund may invest up to 5% of its net assets in investments the income from which is exempt from federal income tax, such as tax-exempt commercial paper and short-term municipal notes, which are described further below.

The fund will, under normal circumstances, invest more than 25% of its total assets in the financial services group of industries. The fund may, however, invest less than 25% of its total assets in this group of industries as a temporary defensive measure.

The fund generally may invest no more than 5% of its total assets in the securities of a single issuer (other than US government securities), except that the fund may invest up to 25% of its total assets in First Tier Securities of a single issuer for a period of up to three business days. The fund may purchase only US dollar denominated obligations of non-US issuers.

The fund will not acquire any illiquid security (as defined below) if, immediately after the acquisition, the fund would have invested more than 5% of its total assets in illiquid securities. The fund also will comply with the daily and weekly liquidity requirements set forth in Rule 2a-7 of the Investment Company Act and, as such, must maintain a portion of its assets in cash or securities that can readily be converted into cash, which may have a negative effect on the fund’s yield. The fund may purchase securities on a when-issued or delayed delivery basis. The fund may lend its portfolio securities to qualified broker-dealers or institutional investors in an amount up to 33 1/3% of its total assets. The fund may borrow from banks or through reverse repurchase agreements for temporary purposes, but not in excess of 33 1/3% of its total assets. The costs associated with borrowing may reduce the fund’s net income. See “The funds’ investments, related risks and limitations —Fundamental investment limitations” and “—Non-fundamental investment limitations” for more information regarding borrowing. The fund may invest in the securities of other investment companies, including money market funds advised by UBS AM.

The fund’s investments, related risks and limitations

The following supplements the information contained in Part A of this Registration Statement concerning the fund’s investments, related risks and limitations. Except as otherwise indicated, the fund has established no policy limitations on its ability to use the investments or techniques discussed in this Registration Statement. New forms of money market instruments continue to be developed. The fund may invest in these instruments to the extent consistent with its investment objective.

Yields and credit ratings of money market instruments; First Tier Securities. The yields on the money market instruments in which the fund invests are dependent on a variety of factors, including general money market conditions, conditions in the particular market for the obligation, the financial condition of the issuer, the size of the offering, the maturity of the obligation and the ratings of the issue. The ratings assigned by rating agencies represent their opinions as to the quality of the obligations they undertake to rate. Ratings, however, are general and are not absolute standards of quality. Consequently, obligations with the same rating, maturity and interest rate may have different market prices.

Subsequent to its purchase, an issue may cease to be rated or its rating may be reduced. If a security in the fund’s portfolio ceases to be a First Tier Security (as defined above) or UBS AM becomes aware that a security has received a rating below the second highest rating by any rating agency, UBS AM and, in certain cases, the Trust’s board, will consider whether the fund should continue to hold the obligation. A First Tier Security rated in the highest short-term category by three or more rating agencies at the time of purchase that subsequently receives a rating below the highest rating category from one of those rating agencies or a different rating agency may continue to be considered a First Tier Security.

US government securities. US government securities include direct obligations of the US Treasury (such as Treasury bills, notes or bonds) and obligations issued or guaranteed as to principal and interest (but not as to market value) by the US government, its agencies or its instrumentalities. These US government securities may include mortgage-backed securities issued or guaranteed by government agencies or government-sponsored enterprises, that are not guaranteed or insured by the US government. Other US government securities may be backed by the full faith and credit of the US government or supported primarily or solely by the creditworthiness of the government-related issuer or, in the case of mortgage-backed securities, by pools of assets.

Securities issued by agencies and instrumentalities of the US government that are supported by the full faith and credit of the United States, such as securities issued by the Federal Housing Administration and Ginnie Mae (formally known as Government National Mortgage Association or GNMA), present little credit risk. Other securities issued by agencies and instrumentalities sponsored by the US government that are supported only by the issuer’s right to borrow from the US Treasury, subject to certain limitations, such as securities issued by Federal Home Loan Banks, and securities issued by agencies and instrumentalities sponsored by the US government that are supported only by the credit of the issuing agencies are subject to a greater degree of credit risk. Freddie Mac (formally known as Federal Home Loan Mortgage Corporation or FHLMC) and Fannie Mae (formally known as Federal National Mortgage Association or FNMA) historically were agencies sponsored by the US government that were supported by the credit of the issuing agencies and not backed by the full faith and credit of the United States. However, on September 7, 2008, due to the value of Freddie Mac’s and Fannie Mae’s securities falling sharply and concerns that the firms did not have sufficient capital to offset losses resulting from the mortgage crisis, the Federal Housing Finance Agency placed Freddie Mac and Fannie Mae into conservatorship. The effect that this conservatorship will have on the entities and their guarantees is uncertain. Although the US government or its agencies provided financial support to such entities, no assurance can be given that they will always do so.

US government securities also include separately traded principal and interest components of securities issued or guaranteed by the US Treasury, which are traded independently under the Separate Trading of Registered Interest and Principal of Securities (“STRIPS”) program. Under the STRIPS program, the principal and interest components are individually numbered and separately issued by the US Treasury.

Commercial paper and other short-term obligations. The fund may purchase commercial paper, which includes short-term obligations issued by corporations, partnerships, trusts or other entities to finance short-term credit needs. The fund also may purchase other types of non-convertible debt obligations subject to maturity constraints imposed by the US Securities and Exchange Commission (“SEC”). Descriptions of certain types of short-term obligations are provided below.

Asset-backed securities. The fund may invest in securities that are comprised of financial assets that have been securitized through the use of trusts or special purpose corporations or other entities. Such assets may include motor vehicle and other installment sales contracts, home equity loans, leases of various types of real and personal property and receivables from revolving credit (credit card) agreements or other types of financial assets. Payments or distributions of principal and interest may be guaranteed up to a certain amount and for a certain time period by a letter of credit or pool insurance policy issued by a financial institution unaffiliated with the issuer, or other credit enhancements may be present. See “The fund’s investments, related risks and limitations — Credit and liquidity enhancements.”

Variable and floating rate securities and demand instruments. The fund may purchase variable and floating rate securities with remaining maturities in excess of 13 months issued by US government agencies or instrumentalities or guaranteed by the US government. In addition the fund may purchase variable and floating rate securities of municipal and other issuers, including tender option bonds, to the extent consistent with the fund’s investment objective and policies. The yields on these securities are adjusted in relation to changes in specific rates, such as the prime rate, and different securities may have different adjustment rates. Certain of these obligations carry a demand feature that gives the fund the right to tender them back to a specified party, usually the issuer or a remarketing agent, prior to maturity. The fund’s investments in variable and floating rate securities must comply with conditions established by the SEC under which they may be considered to have remaining maturities of 13 months or less. The fund will purchase variable and floating rate securities of non-US government issuers that have remaining maturities of more than 13 months only if the securities are subject to a demand feature exercisable within 13 months or less. See “The fund’s investments, related risks and limitations — Credit and liquidity enhancements.”

Generally, the fund may exercise demand features (1) upon a default under the terms of the underlying security, (2) to maintain its portfolio in accordance with its investment objective and policies or applicable legal or regulatory requirements or (3) as needed to provide liquidity to the fund in order to meet redemption requests. The ability of a bank or other financial institution to fulfill its obligations under a letter of credit, guarantee or other liquidity arrangement might be affected by possible financial difficulties of its borrowers, adverse interest rate or economic conditions, regulatory limitations or other factors. The interest rate on floating rate or variable rate securities ordinarily is readjusted on the basis of the prime rate of the bank that originated the financing or some other index or published rate, such as the 90-day US Treasury bill rate, or is otherwise reset to reflect market rates of interest. Generally, these interest rate adjustments cause the market value of floating rate and variable rate securities to fluctuate less than the market value of fixed rate securities.

Auction rate and remarketed preferred stock. The fund may purchase certain types of auction rate preferred stock (“ARPS”) and/or remarketed preferred stock (“RPS”) subject to a demand feature. These purchases may include ARPS and RPS issued by closed-end investment companies. ARPS or RPS may be deemed to meet the maturity and quality requirements of money market funds if they are structured to comply with conditions established by the SEC. ARPS and RPS subject to a demand feature, despite their status as equity securities, are economically similar to variable rate debt securities subject to a demand feature. Both ARPS and RPS allow the holder to sell the stock at a liquidation preference value at specified periods, provided that the auction or remarketing is successful. If the auction or remarketing fails, then the holder of certain types of ARPS and RPS may exercise a demand feature and has the right to sell the ARPS or RPS to a third party guarantor or counterparty at a price that can reasonably be expected to approximate its amortized cost; other holders may suffer a partial or complete loss of liquidity. The ability of a bank or other financial institution providing the demand feature to fulfill its obligations might be affected by possible financial difficulties of its borrowers, adverse interest rate or economic conditions, regulatory limitations or other factors.

The fund’s investment in ARPS and RPS issued by closed-end funds also is subject to limitations that generally prohibit the fund from investing more than 10% of its assets in securities of other investment companies that are not themselves money market funds. See “The fund’s investments, related risks and limitations — Investments in other investment companies.”

Variable amount master demand notes. The fund may invest in variable amount master demand notes, which are unsecured redeemable obligations that permit investment of varying amounts at fluctuating interest rates under a direct agreement between the fund and an issuer. The principal amount of these notes may be increased from time to time by the parties (subject to specified maximums) or decreased by the fund or the issuer. These notes are payable on demand (subject to any applicable advance notice provisions) and may or may not be rated.

Funding agreements and guaranteed investment contracts. The fund may invest in funding agreements and guaranteed investment contracts issued by insurance companies which are obligations of the insurance company or one or more segregated asset accounts of the insurance company. Funding agreements permit the investment of varying amounts under a direct agreement between the fund and an insurance company and may provide that the principal amount may be increased from time to time (subject to specified maximums) by agreement of the parties or decreased by either party. The fund expects to invest primarily in funding agreements and guaranteed investment contracts with floating or variable rates. Some funding agreements and guaranteed investment contracts are subject to demand features that permit the fund to tender its interest back to the issuer. To the extent the fund invests in funding agreements and guaranteed investment contracts that either do not have demand features or have demand features that may be exercised more than seven days after the date of acquisition, these investments will be subject to the fund’s limitation on investments in illiquid securities. See “The fund’s investments, related risks and limitations — Credit and liquidity enhancements” and — “Illiquid securities.”

Investments in financial services. To the extent the fund’s investments are concentrated in the financial services sector, the fund will have correspondingly greater exposure to the risk factors that are characteristic of such investments. In particular, investments in the financial services sector may be particularly affected by economic cycles, business developments, interest rate changes and regulatory changes. For example, declining economic and business conditions can disproportionately impact companies in the financial services sector due to increased defaults on payments by borrowers. Interest rate increases can also adversely affect the financial services sector by increasing the cost of capital available for financial services companies. In addition, financial services companies are heavily regulated by governmental entities and, as a result, political and regulatory changes can affect the operations and financial results of such companies, potentially imposing additional costs and possibly restricting the businesses in which those companies may engage.

Investing in non-US securities. Investments by the fund in US dollar-denominated securities of non-US issuers may involve risks that are different from investments in US issuers. These risks may include future unfavorable political and economic developments, possible withholding taxes, seizure of non-US deposits, currency controls, interest limitations or other governmental restrictions that might affect the payment of principal or interest on the fund’s investments. Additionally, there may be less publicly available information about non-US issuers because they may not be subject to the same regulatory requirements as domestic issuers. The fund’s investments in securities issued by US finance subsidiaries of non-US banks may involve similar risks to the extent that a non-US bank is deemed to support its US finance subsidiary. US finance subsidiaries of non-US banks may not be subject to regulation by US state or federal banking regulators.

Credit and liquidity enhancements. The fund may invest in securities that have credit or liquidity enhancements or may purchase these types of enhancements in the secondary market. Such enhancements may be structured as demand features that permit the fund to sell the instrument at designated times and prices. These credit and liquidity enhancements may be backed by letters of credit or other instruments provided by banks or other financial institutions whose credit standing affects the credit quality of the underlying obligation. Changes in the credit quality of these financial institutions could cause losses to the fund and affect its share price. The credit and liquidity enhancements may have conditions that limit the ability of the fund to use them when the fund wishes to do so.

Illiquid securities. The term “illiquid securities” means securities that cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which the fund has valued the securities and includes, among other things, repurchase agreements maturing in more than seven days and restricted securities other than those UBS AM has determined are liquid pursuant to guidelines established by the fund’s board. The fund may not be able to readily liquidate its investments in illiquid securities and may have to sell other investments if necessary to raise cash to meet its obligations. The lack of a liquid secondary market for illiquid securities may make it more difficult for the fund to assign a value to those securities for purposes of valuing its portfolio and calculating its net asset value.

Restricted securities are not registered under the Securities Act of 1933, as amended (“Securities Act”), and may be sold only in privately negotiated or other exempted transactions or after a registration statement under the Securities Act has become effective. Where registration is required, the fund may be obligated to pay all or part of the registration expenses and a considerable period may elapse between the time of the decision to sell and the time the fund may be permitted to sell a security under an effective registration statement. If, during such a period, adverse market conditions were to develop, the fund might obtain a less favorable price than that which prevailed when it decided to sell.

Not all restricted securities are illiquid. A large institutional market has developed for many US and non-US securities that are not registered under the Securities Act. Institutional investors generally will not seek to sell these instruments to the general public, but instead will often depend either on an efficient institutional market in which such unregistered securities can be readily resold or on an issuer’s ability to honor a demand for repayment. Therefore, the fact that there are contractual or legal restrictions on resale to the general public or certain institutions is not dispositive of the liquidity of such investments. Institutional markets for restricted securities also have developed as a result of Rule 144A under the Securities Act, which establishes a “safe harbor” from the registration requirements of the Securities Act for resales of certain securities to qualified institutional buyers. These markets include automated systems for the trading, clearance and settlement of unregistered securities of US and non-US issuers, such as the PORTAL System sponsored by the Financial Industry Regulatory Authority (previously, the National Association of Securities Dealers, Inc.). An insufficient number of qualified institutional buyers interested in purchasing Rule 144A-eligible restricted securities held by the fund, however, could affect adversely the marketability of such portfolio securities, and the fund might be unable to dispose of them promptly or at favorable prices.

The board has delegated the function of making day-to-day determinations of liquidity to UBS AM pursuant to guidelines approved by the board. UBS AM takes into account a number of factors in reaching liquidity decisions, which may include (1) the frequency of trades for the security, (2) the number of dealers that make quotes, or are expected to make quotes, for the security, (3) the nature of the security and how trading is effected (e.g., the time needed to sell the security, how bids are solicited and the mechanics of transfer) and (4) the existence of demand features or similar liquidity enhancements. UBS AM monitors the liquidity of restricted securities in the fund’s portfolio and reports periodically on such decisions to the board.

UBS AM also monitors the fund’s overall holdings of illiquid securities. If the fund’s holdings of illiquid securities exceed its limitation on investments in illiquid securities for any reason (such as a particular security becoming illiquid, changes in the relative market values of portfolio securities or interestholder redemptions), UBS AM will consider what action would be in the best interests of the fund and its interestholders. Such action may include engaging in an orderly disposition of securities to reduce the fund’s holdings of illiquid securities. However, the fund is not required to dispose of illiquid securities under these circumstances.

Repurchase agreements. The fund may enter into repurchase agreements. Repurchase agreements are transactions in which the fund purchases securities or other obligations from a bank or securities dealer (or its affiliate) and simultaneously commits to resell them to the counterparty at an agreed-upon date or upon demand and at a price reflecting a market rate of interest unrelated to any coupon rate or maturity of the purchased obligations. Securities or other obligations subject to repurchase agreements may have maturities in excess of 13 months. The fund maintains custody of the underlying obligations prior to their repurchase, either through its regular custodian or through a special tri-party custodian or sub-custodian that maintains separate accounts for both the fund and its counterparty. Thus, the obligation of the counterparty to pay the repurchase price on the date agreed to or upon demand is, in effect, secured by such obligations.

Repurchase agreements carry certain risks not associated with direct investments in securities, including a possible decline in the market value of the underlying obligations. If their value becomes less than the repurchase price, plus any agreed-upon additional amount, the counterparty must provide additional collateral so that the collateral is at least equal to the repurchase price plus any agreed-upon additional amount. The difference between the total amount to be received upon repurchase of the obligations and the price that was paid by the fund upon acquisition is accrued as interest and included in its net investment income. Repurchase agreements involving obligations other than US government securities (such as commercial paper, corporate bonds, mortgage loans and equities) may be subject to special risks and may not have the benefit of certain protections in the event of the counterparty’s insolvency. Moreover, repurchase agreements secured by obligations that are not eligible for direct investment under Rule 2a-7 under the Investment Company Act or the fund’s investment strategies and limitations, may require the fund to promptly dispose of such collateral if the seller or guarantor becomes insolvent. If the seller or guarantor becomes insolvent, the fund may suffer delays, costs and possible losses in connection with the disposition of collateral. The fund intends to enter into repurchase agreements only in transactions with counterparties believed by UBS AM to present minimal credit risks.

Reverse repurchase agreements. Reverse repurchase agreements involve the sale of securities held by the fund subject to its agreement to repurchase the securities at an agreed-upon date or upon demand and at a price reflecting a market rate of interest. Reverse repurchase agreements are subject to the fund’s limitation on borrowings and may be entered into only with banks or securities dealers or their affiliates. While a reverse repurchase agreement is outstanding, the fund will designate cash or other liquid assets on the books of its custodian, marked to market daily, in an amount at least equal to its obligations under the reverse repurchase agreement.

Reverse repurchase agreements involve the risk that the buyer of the securities sold by the fund might be unable to deliver them when the fund seeks to repurchase. If the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, the buyer or trustee or receiver may receive an extension of time to determine whether to enforce the fund’s obligation to repurchase the securities, and the fund’s use of the proceeds of the reverse repurchase agreement may effectively be restricted pending such decision. See “The fund’s investments, related risks and limitations — Segregated accounts.”

Counterparty risk. The fund may be exposed to the risk of financial failure or insolvency of another party. To help lessen those risks UBS AM and/or its affiliates, subject to the supervision of the board, monitors and evaluates the creditworthiness of the parties with which the fund does business.

Operations risk. The fund is subject to the risk that it may not be able to complete a transaction in the manner or at the time desired because of difficulties with the settlement process or other functions related to the processing of securities transactions.

When-issued and delayed delivery securities. The fund may purchase securities on a “when-issued” basis or may purchase or sell securities for delayed delivery, i.e., for issuance or delivery to or by the fund later than the normal settlement date at a stated price and yield. The fund generally would not pay for such securities or start earning interest on them until they are received. However, when the fund undertakes a when-issued or delayed delivery obligation, it immediately assumes the risks of ownership, including the risks of price fluctuation. Failure of the issuer to deliver a security purchased by the fund on a when-issued or delayed delivery basis may result in the fund’s incurring a loss or missing an opportunity to make an alternative investment.

A security purchased on a when-issued or delayed delivery basis is recorded as an asset on the commitment date and is subject to changes in market value, generally based upon changes in the level of interest rates. Thus, fluctuation in the value of the security from the time of the commitment date will affect the fund’s net asset value. When the fund commits to purchase securities on a when-issued or delayed delivery basis, it will designate cash or other liquid assets on the books of its custodian, marked to market daily, in an amount at least equal to its obligations under the commitment.

The fund’s when-issued and delayed delivery purchase commitments could cause its net asset value per share to be more volatile.

The fund may sell the right to acquire the security prior to delivery if UBS AM deems it advantageous to do so, which may result in a gain or loss to the fund. See “The fund’s investments, related risks and limitations — Segregated accounts.”

Investments in other investment companies. The fund may invest in securities of other investment companies subject to limitations imposed by the Investment Company Act. Among other things, these limitations generally restrict the fund’s aggregate investments in other investment companies that are not themselves money market funds to no more than 10% of its total assets, subject to a number of exceptions under SEC rules. The fund’s investments in certain private investment vehicles are not subject to this restriction. The shares of other money market funds are subject to the management fees and/or other expenses of those funds. At the same time, the fund would continue to pay its own management fees and expenses with respect to all its investments, including shares of other money market funds. The fund may invest in the securities of other money market funds when UBS AM believes that (1) the amounts to be invested are too small or are available too late in the day to be effectively invested in other money market instruments, (2) shares of other money market funds otherwise would provide a better return than direct investment in other money market instruments or (3) such investments would enhance the fund’s liquidity. See also “The fund’s investments, related risks and limitations – Auction rate and remarketed preferred stock.”

Lending of portfolio securities. The fund is authorized to lend its portfolio securities to broker-dealers or institutional investors that UBS AM deems qualified. Lending securities enables the fund to earn additional income, but could result in a loss or delay in recovering these securities. The borrower of the fund’s portfolio securities must maintain acceptable collateral with the fund’s custodian (or a sub-custodian) in an amount, marked to market daily, at least equal to the market value of the securities loaned, plus accrued interest and dividends. Acceptable collateral is limited to cash, US government securities and irrevocable letters of credit that meet certain guidelines established by UBS AM. The fund may reinvest any cash collateral in money market investments or other short-term liquid investments, including other investment companies. The fund also may reinvest cash collateral in private investment vehicles similar to money market funds, including one managed by UBS AM. In determining whether to lend securities to a particular broker-dealer or institutional investor, UBS AM will consider, and during the period of the loan will monitor, all relevant facts and circumstances, including the creditworthiness of the borrower. The fund will retain authority to terminate any of its loans at any time. The fund may pay reasonable fees in connection with a loan and may pay the borrower or placing broker a negotiated portion of the interest earned on the reinvestment of cash held as collateral. The fund will receive amounts equivalent to any interest, dividends or other distributions on the securities loaned. The fund will seek to retain record ownership of loaned securities to exercise beneficial rights, such as voting and subscription rights, when retaining such rights is considered to be in the fund’s interest.

State Street Bank and Trust Company has been approved to serve as lending agent and receives fees for such services.

Segregated accounts. When the fund enters into certain transactions that involve obligations to make future payments to third parties, including the purchase of securities on a when-issued or delayed delivery basis or reverse repurchase agreements, it will maintain with an approved custodian in a segregated account (or designate on the books of its custodian) cash or other liquid assets, marked to market daily, in an amount at least equal to its obligations under the commitment.

Cyber Security risk. The fund, like all companies, may be susceptible to operational and information security risks. Cyber security failures or breaches of the fund or its service providers or the issuers of securities in which the fund invests have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, the inability of the fund’s interestholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs. The fund and its interestholders could be negatively impacted as a result.

Fundamental investment limitations

The following investment limitations, which apply to the fund, cannot be changed with respect to the fund without the affirmative vote of the lesser of (1) more than 50% of the outstanding Interests of the fund or (2) 67% or more of the Interests present at an interestholders’ meeting if more than 50% of the outstanding Interests are represented at the meeting in person or by proxy. If a percentage restriction is adhered to at the time of an investment or transaction, a later increase or decrease in percentage resulting from changing values of portfolio securities or amount of total assets will not be considered a violation of any of the following limitations. With regard to the borrowings limitation in fundamental limitation (2), the fund will comply with the applicable restrictions of Section 18 of the Investment Company Act.

The fund will not:

(1) Purchase securities of any one issuer if, as a result, more than 5% of the fund’s total assets would be invested in securities of that issuer or the fund would own or hold more than 10% of the outstanding voting securities of that issuer, except that up to 25% of the fund’s total assets may be invested without regard to this limitation, and except that this limitation does not apply to securities issued or guaranteed by the US government, its agencies and instrumentalities or to securities issued by other investment companies.

The following interpretations apply to, but are not a part of, this fundamental restriction: (a) mortgage- and asset-backed securities will not be considered to have been issued by the same issuer by reason of the securities having the same sponsor, and mortgage- and asset-backed securities issued by a finance or other special purpose subsidiary that are not guaranteed by the parent company will be considered to be issued by a separate issuer from the parent company, and (b) consistent with SEC staff guidance, the board has interpreted this limitation to permit the fund to take advantage of the diversification requirements of SEC Rule 2a-7 and invest up to 10% of its total assets in securities that are subject to demand features or guarantees issued by a single institution, except that up to 25% of the fund’s total assets may be invested without regard to this limitation.

(2) Issue senior securities or borrow money, except as permitted under the Investment Company Act and then not in excess of 33 1/3% of the fund’s total assets (including the amount of the senior securities issued but reduced by any liabilities not constituting senior securities) at the time of the issuance or borrowing, except that the fund may borrow up to an additional 5% of its total assets (not including the amount borrowed) for temporary or emergency purposes.

(3) Make loans, except through loans of portfolio securities or through repurchase agreements, provided that for purposes of this restriction, the acquisition of bonds, debentures, other debt securities or instruments, or participations or other interests therein and investments in government obligations, commercial paper, certificates of deposit, bankers’ acceptances or similar instruments will not be considered the making of a loan.

The following interpretation applies to, but is not a part of, this fundamental restriction: investments in master notes, funding agreements and similar instruments will not be considered to be the making of a loan.

(4) Engage in the business of underwriting securities of other issuers, except to the extent that the fund might be considered an underwriter under the federal securities laws in connection with its disposition of portfolio securities.

(5) Purchase or sell real estate, except that investments in securities of issuers that invest in real estate and investments in mortgage-backed securities, mortgage participations or other instruments supported by interests in real estate are not subject to this limitation, and except that the fund may exercise rights under agreements relating to such securities, including the right to enforce security interests and to hold real estate acquired by reason of such enforcement until that real estate can be liquidated in an orderly manner.

(6) Purchase or sell physical commodities unless acquired as a result of owning securities or other instruments, but the fund may purchase, sell or enter into financial options and futures, forward and spot currency contracts, swap transactions and other financial contracts or derivative instruments.

The fund will, under normal circumstances, invest more than 25% of its total assets (measured at the time of purchase) in the financial services group of industries. The fund may not concentrate its investments in any other industry outside of financial services. That is, the fund may not invest more than 25% of its total assets (measured at the time of purchase) in securities of issuers whose principal business activities are in the same industry outside of financial services, except that this limit does not apply to (a) securities issued or guaranteed by the US government, (b) any of its agencies or instrumentalities and (c) repurchase agreements secured by such obligations.

The following interpretations apply to, but are not a part of, this fundamental restriction: the financial services group of industries is deemed to include industries within the financial services sector, including US banking, non-US banking, broker-dealers, insurance companies, finance companies (e.g., automobile finance), and related asset-backed securities. Asset-backed securities will be grouped in industries based upon their underlying assets and not treated as constituting a single, separate industry. UBS AM may analyze the characteristics of a particular issuer and security and assign an industry classification consistent with those characteristics in the event that either a third-party classification provider used by UBS AM or another fund service provider does not assign a classification or assigns a classification inconsistent with that believed appropriate by UBS AM based on its analysis of the economic characteristics of the issuer.

Non-fundamental investment limitations

The following investment restrictions, which apply to the fund, are non-fundamental and may be changed by the vote of the board without interestholder approval. If a percentage restriction is adhered to at the time of an investment or transaction, a later increase or decrease in percentage resulting from changing values of portfolio securities or amount of total assets will not be considered a violation of any of the following limitations.

The fund will not:

(1) purchase securities on margin, except for short-term credit necessary for clearance of portfolio transactions, and except that the fund may make margin deposits in connection with its use of financial options and futures, forward and spot currency contracts, swap transactions and other financial contracts or derivative instruments.

(2) engage in short sales of securities or maintain a short position, except that the fund may (a) sell short “against the box” and (b) maintain short positions in connection with its use of financial options and futures, forward and spot currency contracts, swap transactions and other financial contracts or derivative instruments.

(3) purchase portfolio securities while borrowings in excess of 5% of its total assets are outstanding.

Disclosure of portfolio holdings

Policies and procedures generally. UBS AM and the Trust’s board have adopted portfolio holdings disclosure policies and procedures to govern the disclosure of the portfolio holdings of the fund. UBS AM and the fund’s chief compliance officer also considered actual and potential material conflicts that could arise in such circumstances between the interests of fund interestholders, on the one hand, and those of the fund’s investment advisor, placement agent, or any affiliated person of the fund, its investment advisor, or its placement agent, on the other. The fund’s disclosure policy with respect to the release of portfolio holdings information is to release only such information consistent with applicable legal requirements and the fiduciary duties owed to interestholders. Subject to the limited exceptions described below, the fund’s portfolio holdings will not be made available to anyone outside of UBS AM unless and until the information has been made available to all interestholders or the general public in a manner consistent with the spirit and terms of this policy. A description of the type and frequency of portfolio holdings that are disclosed to the public also is contained in the fund’s Part A.

After giving due consideration to such matters and after the exercise of their fiduciary duties and reasonable business judgment, UBS AM and the fund’s board determined that the fund has a legitimate business purpose for disclosing portfolio holdings to certain persons/entities and that the policies and procedures are reasonably designed to ensure that disclosure of portfolio holdings and information about portfolio holdings is in the best interests of fund interestholders and appropriately address the potential for material conflicts of interest.

UBS AM’s procedures require that the UBS AM Legal and/or Compliance Departments address any material conflicts of interest regarding a disclosure of portfolio holdings and determine whether a disclosure of the fund’s portfolio holdings is for a legitimate business purpose and in the best interests of the fund’s interestholders prior to the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the fund or the UBS AM Legal and/or Compliance Departments authorizing the disclosure of portfolio holdings. The UBS AM Legal and/or Compliance Departments will periodically review how the fund’s portfolio holdings are being disclosed to and used by, if at all, service providers, UBS AM affiliates and certain fiduciaries, and broker-dealers to ensure that such disclosure and use is for legitimate fund business reasons and consistent with the best interests of the fund’s interestholders.

Board oversight. The Trust’s board exercises continuing oversight of the disclosure of fund portfolio holdings by (i) overseeing the implementation and enforcement by the fund’s chief compliance officer of the portfolio holdings disclosure policies and procedures, and the fund’s policies and procedures regarding the misuse of inside information, (ii) considering reports and recommendations by the chief compliance officer concerning any material compliance matters (as defined in Rule 38a-1under the Investment Company Act (“Advisers Act”) and Rule 206(4)-7 under the Investment Advisers Act of 1940) that may arise in connection with any policies governing portfolio holdings, and (iii) considering whether to approve or ratify any amendment to any policies governing portfolio holdings. UBS AM and the Trust’s board reserve the right to amend the fund’s policies and procedures regarding the disclosure of portfolio holdings at any time and from time to time subject to the approval of the Trust’s board.

Complete portfolio holdings — disclosure to service providers subject to confidentiality and trading restrictions. UBS AM, for legitimate business purposes, may disclose the fund’s complete portfolio holdings at times it deems necessary and appropriate to rating and ranking organizations, financial printers, proxy voting service providers, pricing information vendors, third-parties that deliver analytical, statistical or consulting services, custodians or a redeeming party’s custodian or transfer agent as necessary in connection with redemptions in kind, and other third parties that provide services (collectively, “Service Providers”) to UBS AM and/or the fund.

Disclosure of complete portfolio holdings to a Service Provider is conditioned on the Service Provider being subject to a duty of confidentiality, including a duty not to trade on the basis of any material nonpublic information pursuant to the terms of the service agreement between the Service Provider and the fund or UBS AM, or the terms of the confidentiality agreement. The frequency with which complete portfolio holdings may be disclosed to a Service Provider, and the length of lag, if any, between the date of information and the date on which the information is disclosed to the Service Provider, is determined based on the facts and circumstances, including, without limitation, the nature of the portfolio holdings information to be disclosed, the risk of harm to the fund and its interestholders, and the legitimate business purposes served by such disclosure. Disclosure of complete portfolio holdings to a Service Provider must be authorized by a Trust officer or the General Counsel or an Associate General Counsel within the Legal and Compliance Departments of UBS AM.

Complete portfolio holdings — disclosure to UBS AM affiliates and certain fiduciaries subject to confidentiality and trading restrictions. The fund’s complete portfolio holdings may be disclosed between and among the following persons (collectively, “Affiliates and Fiduciaries”), subject to authorization by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the fund or by an attorney in the Legal and Compliance Departments of UBS AM, for legitimate business purposes within the scope of their official duties and responsibilities, subject to such persons’ continuing duty of confidentiality and duty not to trade on the basis of any material nonpublic information, as such duties are imposed under UBS AM’s code of ethics, the fund’s policies and procedures regarding the prevention of the misuse of inside information, by agreement or under applicable laws, rules and regulations: (i) persons who are subject to the code of ethics or the policies and procedures regarding the prevention of the misuse of inside information; (ii) an investment advisor, placement agent, administrator, transfer agent, custodian or securities lending agent to the fund; (iii) an accounting firm, an auditing firm or outside legal counsel retained by UBS AM or the fund; (iv) an investment advisor to whom complete portfolio holdings are disclosed for due diligence purposes when the advisor is in merger or acquisition talks with the fund’s current advisor; (v) a newly hired investment advisor or sub-advisor to whom complete portfolio holdings are disclosed prior to the time it commences its duties; and (vi) custodians and other third parties as necessary in connection with redemptions in kind of the fund’s Interests.

The frequency with which complete portfolio holdings may be disclosed between and among Affiliates and Fiduciaries, and the length of the lag, if any, between the date of the information and the date on which the information is disclosed between and among the Affiliates and Fiduciaries, is determined by the UBS AM Legal and Compliance Departments based on the facts and circumstances, including, without limitation, the nature of the portfolio holdings information to be disclosed and the risk of harm to the fund and its interestholders and the legitimate business purposes served by such disclosure.

Complete and partial portfolio holdings — arrangements to disclose to service providers and fiduciaries. As of the date of this Registration Statement, the specific Service Providers, Affiliates and Fiduciaries with whom the fund has arrangements to provide portfolio holdings in advance of their release to the general public in the course of performing or to enable them to perform services for the fund are:

¡	State Street Bank and Trust Company, the fund’s custodian and securities lending agent, receives portfolio holdings information daily on a real-time basis in connection with the custodian, securities lending and valuation services it provides to the fund.

¡	Ernst & Young LLP, the fund’s independent registered public accounting firm, receives portfolio holdings information on an annual and semi-annual basis for financial reporting purposes. There is a 25-day lag between the date of portfolio holdings information and the date on which the information is disclosed to Ernst & Young LLP for semi-annual reporting purposes. Ernst & Young LLP also receives portfolio holdings information annually at year-end for audit purposes. In this case, there is no lag between the date of the portfolio holdings information and the date on which the information is disclosed to Ernst & Young LLP. In addition, Ernst & Young LLP receives holdings twice a year for fiscal income and excise tax provision reporting with a 2-day lag time.

¡	A limited number of financial printers used by the fund to print and file its annual and semi-annual interestholder reports and other regulatory materials. There is at least a two week lag between the date of the portfolio holdings information and the date on which the information is disclosed to the parties.

¡	The rating agency of Standard & Poor’s receives portfolio holdings information on a weekly basis so that the fund may be included in the rating agency’s industry reports and other materials. There is a 6-day lag between the date of the portfolio holdings information and the date on which the information is disclosed to the rating agency.

¡	The rating agency of Moody’s Investors Service, Inc. (“Moody’s”) receives portfolio holdings information approximately 5 days after the end of each month so that the fund may be included in the rating agency’s industry reports and other materials.

¡	International Data Corporation receives portfolio holdings information daily on a real-time basis in connection with providing pricing information for the fund’s portfolio securities.

¡	Thomson Reuters receives portfolio holdings information weekly on a real-time basis in connection with providing pricing information for the fund’s portfolio securities.

¡	Investment Company Institute, the national association of US investment companies, including mutual funds, closed-end funds, exchange-traded funds and unit investment trusts, receives portfolio holdings information on a monthly basis in order to compile and analyze industry data. There may be a delay of up to approximately 10 business days between the date of the portfolio holdings information and the date on which the information is disclosed to the Investment Company Institute.

¡	Marketing Spectrum receives portfolio holdings information no earlier than three weeks after the close of a fiscal annual or semi-annual period in connection with its preparation of a draft “letter to interestolders” for inclusion in annual and semi-annual interestholder reports.

Disclosure of complete portfolio holdings to certain interestholders subject to confidentiality and trading restrictions. UBS AM may make available the fund’s complete non-public portfolio holdings, as of the most recent month-end, no sooner than eight business days after the month-end for the purpose of assisting an interestholder to comply with the interestholder’s legal or other regulatory obligations. UBS AM may release the non-public portfolio holdings to an interestholder of the fund if: (i) the interestholder requests the non-public portfolio holdings for the purpose of assisting the interestholder in complying with the interestholder’s legal or other regulatory obligations; (ii) the disclosure of the non-public portfolio holdings is consistent with the fund’s legitimate business purpose; and (iii) the interestholder (and, if applicable, the interestholder’s service provider) executes a written confidentiality agreement whereby the interestholder (and, if applicable, the interestholder’s service provider) agrees not to disclose the non-public portfolio holdings information to third parties and not to purchase or sell any portfolio securities listed in the non-public portfolio holdings in reliance on the non-public portfolio holdings information.

Disclosure to an interestholder of the fund of the non-public portfolio holdings information must be authorized in writing by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the fund or by an attorney in the UBS AM Legal and Compliance Departments.

Complete and partial portfolio holdings — disclosure to broker-dealers in the normal course of managing fund assets. An investment advisor, administrator or custodian for the fund may, for legitimate business purposes within the scope of their official duties and responsibilities, disclose portfolio holdings (whether partial portfolio holdings or complete portfolio holdings) and other investment positions comprising the fund to one or more broker-dealers during the course of, or in connection with, normal day-to-day securities transactions with or through such broker-dealers subject to the broker-dealer’s legal obligation not to use or disclose material nonpublic information concerning the fund’s portfolio holdings, other investment positions or securities transactions without the consent of the fund or the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the fund, or an attorney in the UBS AM Legal and Compliance Departments. The fund has not given its consent to any such use or disclosure and no person or agent of UBS AM is authorized to give such consent except as approved by the Trust’s board. In the event consent is given to disclose portfolio holdings to a broker-dealer, the frequency with which the portfolio holdings may be disclosed to a broker-dealer, and the length of the lag, if any, between the date of the information and the date on which the information is disclosed to the broker-dealer, is to be determined based on the facts and circumstances, including, without limitation, the nature of the portfolio holdings information to be disclosed, and the risk of harm to the fund, its interestholders, and the legitimate fund business purposes served by such disclosure.

Complete and partial portfolio holdings — disclosure as required by applicable law. Fund portfolio holdings and other investment positions comprising the fund may be disclosed to any person as required by applicable laws, rules and regulations. Examples of such required disclosure include, but are not limited to, disclosure of fund portfolio holdings (i) in a filing or submission with the SEC or another regulatory body, (ii) in connection with seeking recovery on defaulted bonds in a federal bankruptcy case, (iii) in connection with a lawsuit or (iv) as required by court order, subpoena or similar process (e.g., arbitration proceedings). The UBS AM Legal Department must authorize the disclosure of portfolio holdings information when required for a legal or regulatory purpose. The UBS AM Legal Department may not be able to prevent or place restrictions on the disclosure of the fund’s portfolio holdings when compelled by law or regulation to provide such information, even if the UBS AM Legal Department determines that such disclosure may not be in the best interest of fund interestholders or that a material conflict of interest is present or appears to be present. However, the UBS AM Legal Department will attempt to monitor the use of any fund portfolio holdings information disclosed as required by law or regulation.

Disclosure of non-material information. Policies and procedures regarding non-material information permit UBS AM fund officers, UBS AM fund portfolio managers, and senior officers of UBS AM Fund Treasury, UBS AM Legal and Compliance Departments, and anyone employed by or associated with UBS AM who has been authorized by the UBS AM Legal and Compliance Departments’ representatives (collectively, “Approved Representatives”) to disclose any views, opinions, judgments, advice or commentary, or any analytical, statistical, performance or other information, in connection with or relating to the fund or its portfolio holdings and/or other investment positions (collectively, “commentary and analysis”) or any changes in the portfolio holdings of the fund that occurred after the most recent calendar-quarter end (or in the case of a money market fund, after the most recent monthly (or weekly) public posting of portfolio holdings) (recent portfolio changes) to any person if such information does not constitute material nonpublic information and complies with the portfolio holdings disclosure policies and procedures described above.

An Approved Representative must make a good faith determination whether the information constitutes material nonpublic information, which involves an assessment of the particular facts and circumstances. UBS AM believes that in most cases recent portfolio changes that involve a few or even several securities in a diversified portfolio or commentary and analysis would be immaterial and would not convey any advantage to a recipient in making an investment decision concerning the fund. Nonexclusive examples of commentary and analysis about the fund include (i) the allocation of the fund’s portfolio holdings and other investment positions among various asset classes, sectors, industries and countries, (ii) the characteristics of the fund’s portfolio holdings and other investment positions, (iii) the attribution of fund returns by asset class, sector, industry and country, and (iv) the volatility characteristics of the fund. An Approved Representative may in its sole discretion determine whether to deny any request for information made by any person, and may do so for any reason or no reason.

“Approved Representatives” include persons employed by or associated with UBS AM who have been authorized by the Legal and Compliance Departments of UBS AM to disclose recent portfolio changes and/or commentary and analysis in accordance with the applicable policies and procedures.

Prohibitions on disclosure of portfolio holdings. No person is authorized to disclose fund portfolio holdings or other investment positions (whether online at http://www.ubs.com, in writing, by fax, by e-mail, orally or by other means) except in accordance with the applicable policies and procedures. In addition, no person is authorized to make disclosure pursuant to these policies and procedures if such disclosure is otherwise unlawful under the antifraud provisions of the federal securities laws (as defined in Rule 38a-1 under the Investment Company Act). Furthermore, UBS AM, in its sole discretion, may determine not to disclose portfolio holdings or other investment positions comprising the fund to any person who could otherwise be eligible to receive such information under the applicable policies and procedures, or may determine to make such disclosures publicly as provided by the policies and procedures.

Prohibitions on receipt of compensation or other consideration. The portfolio holdings disclosure policies and procedures prohibit the fund, its investment advisor and any other person to pay or receive any compensation or other consideration of any type for the purpose of obtaining disclosure of fund portfolio holdings or other investment positions. “Consideration” includes any agreement to maintain assets in the fund or in other investment companies or accounts managed by the investment advisor or by any affiliated person of the investment advisor.

Item 17.  Management of the Fund.

Trustees and officers

The Trust is governed by a board of trustees, which oversees the fund’s operations and which is authorized to establish additional series. The tables below show, for each trustee (sometimes referred to as “board member”) and officer, his or her name, address and age, the position held with the Trust, the length of time served as a trustee or officer of the Trust, the trustee’s or officer’s principal occupations during the last five years, the number of portfolios in the UBS fund complex overseen by the trustee or for which a person served as an officer, and other directorships held by such trustee.

Interested Trustee

Term of
		office[1] and		Number of
	Position(s)	length of	Principal	portfolios in fund	Other
	held with	time	occupation(s)	complex overseen	directorships
Name, address, and age	Trust	served	during past 5 years	by trustee	held by trustee
Meyer Feldberg[2]; 73 Morgan Stanley 1585 Broadway 36th Floor New York, NY 10036	Trustee	Since 2007	Professor Feldberg is Dean Emeritus and Professor of Leadership and Ethics at Columbia Business School, although on an extended leave of absence. He is also a senior advisor to Morgan Stanley (financial services) (since 2005). Professor Feldberg also served as President of New York City Global Partners (an organization located in part of the Office of the Mayor of the City of New York that promotes interaction with other cities around the world) (2007-2014). Prior to 2004, he was Dean and Professor of Management and Ethics of the Graduate School of Business at Columbia University (since 1989).	Professor Feldberg is a director or trustee of 18 investment companies (consisting of 59 portfolios) for which UBS AM or one of its affiliates serves as investment advisor or manager.	Professor Feldberg is also a director of Macy’s Inc. (operator of department stores), Revlon, Inc. (cosmetics) and the New York City Ballet.

Independent Trustees

Term of
		office[1] and		Number of
	Position(s)	length of	Principal	portfolios in fund	Other
	held with	time	occupation(s)	complex overseen	directorships
Name, address, and age	Trust	served	during past 5 years	by trustee	held by trustee
Richard Q. Armstrong; 80 c/o Keith A. Weller, Assistant Fund Secretary UBS Asset Management (Americas) Inc. 1285 Avenue of the Americas New York, NY 10019	Trustee and Chairman of the Board of Trustees	Since 2007	Mr. Armstrong is chairman and principal of R.Q.A. Enterprises (management consulting firm) (since 1991 and principal occupation since 1995). Mr. Armstrong was president or chairman of a number of packaged goods companies (responsible for such brands as Canada Dry, Dr. Pepper, Adirondack Beverages and Moët Hennessy) (from 1982 to 1995).	Mr. Armstrong is a director or trustee of 10 investment companies (consisting of 51 portfolios) for which UBS AM serves as investment advisor or manager.	None

Term of
		office[1] and		Number of
	Position(s)	length of	Principal	portfolios in fund	Other
	held with	time	occupation(s)	complex overseen	directorships
Name, address, and age	Trust	served	during past 5 years	by trustee	held by trustee
Alan S. Bernikow; 75 207 Benedict Ave. Staten Island, NY 10314	Trustee	Since 2007	Mr. Bernikow is retired. He was a consultant on non-management matters for the firm of Deloitte & Touche (international accounting and consulting firm) (from 2003 to 2007). Previously, he was deputy chief executive officer at Deloitte & Touche.	Mr. Bernikow is a director or trustee of 10 investment companies (consisting of 51 portfolios) for which UBS AM serves as investment advisor or manager.	Mr. Bernikow is also a director of Revlon, Inc. (cosmetics) (and serves as the chair of its audit committee and as the chair of its compensation committee), a director of Mack-Cali Realty Corporation (real estate investment trust) (and serves as the chair of its audit committee) and a director of Destination XL Group, Inc. (menswear) (and serves as a member of its nominating and corporate governance committee). He is also a director of Florida Community Bank, N.A. (and serves as the chair of its audit committee).

Richard R. Burt; 68 McLarty Associates 900 17th Street, N.W. 8th Floor Washington, D.C. 20006	Trustee	Since 2007	Mr. Burt is a managing director of McLarty Associates (a consulting firm) (since 2007). He was chairman of IEP Advisors (international investments and consulting firm) until 2009. Prior to 2007, he was chairman of Diligence Inc. (information and risk management firm).	Mr. Burt is a director or trustee of 10 investment companies (consisting of 51 portfolios) for which UBS AM serves as investment advisor or manager.	Mr. Burt is also a director of The Central Europe & Russia Fund, Inc., The European Equity Fund, Inc. and The New Germany Fund, Inc. (and serves as a member of each such fund’s audit, nominating and governance committee).

Bernard H. Garil; 75 6754 Casa Grande Way Delray Beach, FL 33446	Trustee	Since 2007	Mr. Garil is retired (since 2001). He was a managing director at PIMCO Advisory Services (from 1999 to 2001) where he served as president of closed-end funds and vice-president of the variable insurance product funds advised by OpCap Advisors (until 2001).	Mr. Garil is a director or trustee of 10 investment companies (consisting of 51 portfolios) for which UBS AM serves as investment advisor or manager.	Mr. Garil is also a director of OFI Global Trust Company (commercial trust company), The Leukemia & Lymphoma Society (voluntary health organization) and a trustee for the Brooklyn College Foundation, Inc. (charitable foundation).

Heather R. Higgins; 56 c/o Keith A. Weller Assistant Fund Secretary UBS Asset Management (Americas) Inc. 1285 Avenue of the Americas New York, NY 10019	Trustee	Since 2007	Ms. Higgins is the president and director of The Randolph Foundation (charitable foundation) (since 1991). Ms. Higgins also serves (or has served) on the boards of several non-profit charitable groups, including the Independent Women’s Forum (chairman) and the Philanthropy Roundtable (vice chairman). She also serves on the board of the Hoover Institution (from 2001 to 2007 and since 2009).	Ms. Higgins is a director or trustee of 10 investment companies (consisting of 51 portfolios) for which UBS AM serves as investment advisor or manager.	None

Term of
		office[1] and		Number of
	Position(s)	length of	Principal	portfolios in fund	Other
	held with	time	occupation(s)	complex overseen	directorships
Name, address, and age	Trust	served	during past 5 years	by trustee	held by trustee
David Malpass; 59 Encima Global, LLC 645 Madison Avenue 5th Floor New York, NY 10022	Trustee	Since 2014	Mr. Malpass is the President and founder of Encima Global, LLC (economic research and consulting firm) (since 2008). From 1993 until 2008, he was Chief Economist and Senior Managing Director of Bear, Stearns & Co. (financial services).	Mr. Malpass is a director or trustee of 10 investment companies (consisting of 51 portfolios) for which UBS AM serves as investment advisor or manager.	Mr. Malpass is also a director of New Mountain Finance Corporation (business development company) (and serves as a member of its audit committee).

[1]	Each trustee holds office for an indefinite term.

[2]	Professor Feldberg is deemed an “interested person” of the Trust as defined in the Investment Company Act because he is a senior advisor to Morgan Stanley, a financial services firm with which the Trust may conduct transactions.

Officers

Name, address, and age	Position(s) held with the Trust	Term of Office[1] and length of time served	Principal occupation(s) during past 5 years
Joseph J. Allessie[2]; 50	Vice President, Assistant Secretary and Chief Compliance Officer	Since 2007 (Vice President and Assistant Secretary); since July 2014 (Chief Compliance Officer)	Mr. Allessie is a managing director (since 2015) (prior to which he was an executive director) at UBS AM and UBS Asset Management (US) Inc. (collectively, “UBS AM—Americas region”). Mr. Allessie is head of compliance and operational risk control for the UBS Asset Management Division in the Americas with oversight for traditional and alternative investment businesses in Canada, the US and Cayman Islands. Prior to that he served as deputy general counsel of UBS AM—Americas region (from 2005 to 2014). Mr. Allessie is a vice president, assistant secretary and chief compliance officer (prior to which he was interim chief compliance officer) (from January to July 2014) of 14 investment companies (consisting of 82 portfolios) for which UBS AM serves as investment advisor or manager.

Rose Ann Bubloski[2]; 47	Vice President and Assistant Treasurer	Since 2011	Ms. Bubloski is a director (since 2012) (prior to which she was an associate director) (from 2008 to 2012) and senior manager of the US mutual fund treasury administration department of UBS AM—Americas region. She is vice president and assistant treasurer of 14 investment companies (consisting of 82 portfolios) for which UBS AM serves as investment advisor or manager.

Mark E. Carver[2]; 52	President	Since 2010	Mr. Carver is a managing director and Head of Product Development and Management—Americas for UBS AM—Americas region (since 2008). In this role, he oversees product development and management for both wholesale and institutional businesses. He is a member of the Americas Management Committee (since 2008) and the Regional Operating Committee (since 2008). Prior to 2008, Mr. Carver held a number of product-related or sales responsibilities with respect to funds, advisory programs and separately managed accounts. Mr. Carver is president of 14 investment companies (consisting of 82 portfolios) for which UBS AM serves as investment advisor or manager.

Lisa N. DiPaolo[2]; 38	Vice President	Since November 2015	Ms. DiPaolo is a director (since 2008) and portfolio manager (since November 2015) at UBS AM—Americas region. Ms. DiPaolo joined UBS AM—Americas region in 2000 and has been a municipal securities analyst on the tax-free fixed income team. Ms. DiPaolo is a vice president of four investment companies (consisting of 29 portfolios) for which UBS AM serves as investment advisor or manager.

Name, address, and age	Position(s) held with the Trust	Term of Office[1] and length of time served	Principal occupation(s) during past 5 years
Thomas Disbrow[2]; 49	Vice President and Treasurer	Since 2007	Mr. Disbrow is a managing director (since 2011) (prior to which he was an executive director) (since 2007) and head of the North American Fund Treasury department (since 2011) of UBS AM—Americas region. Mr. Disbrow is a vice president and treasurer and/or principal accounting officer of 14 investment companies (consisting of 82 portfolios) for which UBS AM serves as investment advisor or manager.

Elbridge T. Gerry III[2]; 58	Vice President	Since 2007	Mr. Gerry is a managing director—municipal fixed income of UBS AM—Americas region (since 2001). Mr. Gerry is a vice president of six investment companies (consisting of 48 portfolios) for which UBS AM serves as investment advisor or manager.

Christopher S. Ha2; 35	Vice President and Assistant Secretary	Since 2012	Mr. Ha is a director and associate general counsel (since 2012) at UBS AM—Americas region. Prior to joining UBS AM—Americas region, Mr. Ha was of counsel at Buhler, Duggal & Henry LLP (law firm) (from March 2012 to July 2012) and an associate attorney at Dechert LLP (law firm) (from 2007 to 2009). Mr. Ha is a vice president and assistant secretary of 14 investment companies (consisting of 82 portfolios) for which UBS AM serves as investment advisor or manager.

Mark F. Kemper[3]; 57	Vice President and Secretary	Since 2007	Mr. Kemper is a managing director (since 2006) and head of the legal department of UBS AM—Americas region (since 2004). He has been secretary of UBS AM—Americas region (since 2004) and assistant secretary of UBS Asset Management Trust Company (since 1993). Mr. Kemper is vice president and secretary of 14 investment companies (consisting of 82 portfolios) for which UBS AM serves as investment advisor or manager.

Joanne M. Kilkeary[2]; 47	Vice President and Assistant Treasurer	Since 2007	Ms. Kilkeary is an executive director (since 2013) (prior to which she was a director) (since 2008) and a senior manager (since 2004) of the US mutual fund treasury administration department of UBS AM—Americas region. Ms. Kilkeary is a vice president and assistant treasurer of 14 investment companies (consisting of 82 portfolios) for which UBS AM serves as investment advisor or manager.

Cindy Lee[2]; 40	Vice President and Assistant Treasurer	Since 2014	Ms. Lee is an associate director (since 2009) prior to which she was a fund treasury manager (from 2007 to 2009) of the US mutual fund treasury administration department of UBS AM—Americas region. Ms. Lee is a vice president and assistant treasurer of 14 investment companies (consisting of 82 portfolios) for which UBS AM serves as investment advisor or manager.

Tammie Lee[2]; 44	Vice President and Assistant Secretary	Since 2007	Ms. Lee is an executive director (since 2010) (prior to which she was a director) (since 2005) and associate general counsel of UBS AM—Americas region (since 2005). Ms. Lee is a vice president and assistant secretary of 14 investment companies (consisting of 82 portfolios) for which UBS AM serves as investment advisor or manager.

William T. MacGregor[2]; 40	Vice President and Assistant Secretary	Since September 2015	Mr. MacGregor is an executive director and deputy general counsel at UBS AM—Americas region. From June 2012 through July 2015, Mr. MacGregor was Senior Vice President, Secretary and Associate General Counsel of AXA Equitable Funds Management Group, LLC and from May 2008 through July 2015, Mr. MacGregor was Lead Director and Associate General Counsel of AXA Equitable Life Insurance Company. Mr. MacGregor is a vice president and assistant secretary of 14 investment companies (consisting of 82 portfolios) for which UBS AM serves as investment advisor or manager.

Ryan Nugent[2]; 37	Vice President	Since 2009	Mr. Nugent is a director (since 2010) (prior to which he was an associate director) (since 2004), portfolio manager (since 2005) and head of municipal trading (since 2013) of UBS AM—Americas region. Mr. Nugent is a vice president of four investment companies (consisting of 29 portfolios) for which UBS AM serves as investment advisor or manager.

Name, address, and age	Position(s) held with the Trust	Term of Office[1] and length of time served	Principal occupation(s) during past 5 years
Nancy D. Osborn[2]; 49	Vice President and Assistant Treasurer	Since 2007	Mrs. Osborn is a director (since 2010) (prior to which she was an associate director) and a senior manager of the US mutual fund treasury administration department of UBS AM—Americas region (since 2006). Mrs. Osborn is a vice president and assistant treasurer of 14 investment companies (consisting of 82 portfolios) for which UBS AM serves as investment advisor or manager.

Robert Sabatino[3]; 42	Vice President	Since 2007	Mr. Sabatino is a managing director (since 2010) (prior to which he was an executive director) (since 2007), head of US taxable money markets (since 2009) and portfolio manager of UBS AM—Americas region in the short duration fixed income group (since 2001). Mr. Sabatino is a vice president of five investment companies (consisting of 45 portfolios) for which UBS AM serves as investment advisor or manager.

Eric Sanders[2]; 50	Vice President and Assistant Secretary	Since 2007	Mr. Sanders is a director and associate general counsel of UBS AM—Americas region (since 2005). Mr. Sanders is a vice president and assistant secretary of 14 investment companies (consisting of 82 portfolios) for which UBS AM serves as investment advisor or manager.

Andrew Shoup[2]; 59	Vice President and Chief Operating Officer	Since 2007	Mr. Shoup is a managing director and global head of the fund treasury administration department of the UBS Asset Management division of UBS Group AG (since 2006). Mr. Shoup is also a director of UBS (IRL) Fund p.l.c. (since 2008). Mr. Shoup is a vice president and chief operating officer of 14 investment companies (consisting of 82 portfolios) for which UBS AM serves as investment advisor or manager.

Keith A. Weller[2]; 54	Vice President and Assistant Secretary	Since 2007	Mr. Weller is an executive director and senior associate general counsel of UBS AM—Americas region (since 2005) and has been an attorney with affiliated entities since 1995. Mr. Weller is a vice president and assistant secretary of 14 investment companies (consisting of 82 portfolios) for which UBS AM serves as investment advisor or manager.

Mandy Yu2; 32	Vice President	Since 2013	Ms. Yu is an authorized officer (since 2012) and tax compliance manager (since 2013) of the US mutual fund treasury administration department of UBS AM—Americas region. She was a fund treasury manager (from 2012 to 2013) and a mutual fund administrator (from 2007 to 2012) for UBS AM—Americas region. Ms. Yu is a vice president of 14 investment companies (consisting of 82 portfolios) for which UBS AM serves as investment advisor or manager.

[1]	Officers of the Trust are appointed by the trustees and serve at the pleasure of the board.

[2]	This person’s business address is 1285 Avenue of the Americas, New York, New York 10019-6028.

[3]	This person’s business address is One North Wacker Drive, Chicago, Illinois 60606.

Information about trustee ownership of fund’s Interests

	Dollar range of	Aggregate dollar range of equity securities in
	Interests	all registered investment companies overseen by trustee
Trustee	in Prime CNAV Master Fund†	for which UBS AM or an affiliate serves as investment advisor or manager†

Interested trustee
Meyer Feldberg	None	Over $100,000

Independent trustees

Richard Q. Armstrong	None	Over $100,000
Alan S. Bernikow	None	Over $100,000
Richard R. Burt	None	Over $100,000
Bernard H. Garil	None	Over $100,000
Heather R. Higgins David Malpass	None None	Over $100,000 Over $100,000

†	Unless otherwise noted, information regarding ownership is as of December 31, 2015.

Leadership structure and qualifications of board of trustees

The board is responsible for oversight of the fund. The board is currently composed of seven trustees, six of whom are not “interested persons” of the fund as that term is defined by the Investment Company Act (“Independent Trustees”). The remaining trustee is independent of UBS AM but is an “interested person” of the fund within the meaning of the Investment Company Act because he is employed by a registered broker-dealer that may execute transactions with the fund from time to time. The board members have selected an Independent Trustee to act as chairman of the board. The chairman of the board’s role is to preside at all meetings of the board and generally to act as a liaison with service providers, officers, attorneys and other trustees between meetings. The chairman may also perform such other functions as may be delegated by the board from time to time. The board has established an Audit Committee and a Nominating and Corporate Governance Committee to assist the board in the oversight and direction of the business and affairs of the fund, and from time to time may establish ad hoc committees, informal working groups or designate one or more members to review and address the policies and practices of the fund or to liaise with the fund’s Chief Compliance Officer or service providers, including staff of UBS AM, with respect to certain specified matters. The board meets in-person at regularly scheduled meetings five times throughout the year. In addition, the trustees may meet in-person or by telephone at special meetings or on an informal basis at other times. Each committee meets as appropriate to conduct the oversight functions delegated to the committee by the board and reports its findings to the board. The board and Audit Committee conduct annual assessments of their oversight function and structure. The Independent Trustees have also engaged independent legal counsel to assist them in performing their oversight responsibilities. The trustees have determined that the board’s leadership and committee structure is appropriate because it allows the board to exercise informed and independent judgment over the matters under its purview and to allocate areas of responsibility among committees of Independent Trustees and the full board in a manner that enhances the full board’s oversight.

The fund has engaged UBS AM to manage the fund on a day-to-day basis. The board is responsible for overseeing UBS AM and other service providers in the operations of the fund in accordance with the Investment Company Act, applicable state and other laws, and the fund’s charter. The board reviews, on an ongoing basis, the fund’s performance, operations and investment strategies and techniques. The board also conducts reviews of UBS AM and its role in running the operations of the fund. The board has concluded that, based on each trustee’s experience, qualifications, attributes or skills on an individual basis and in combination with those of the other trustees, each trustee should serve as a trustee. In determining that a particular trustee is qualified to serve as a trustee, the board has considered a variety of criteria, none of which, in isolation, was controlling. The board believes that, collectively, the trustees have balanced and diverse experience, skills, attributes and qualifications, which allow the board to operate effectively in governing the fund and protecting the interests of interestholders. Among the attributes common to all trustees are their ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with other board members, UBS AM, other service providers, counsel and the independent registered public accounting firm, and to exercise effective business judgment in the performance of their duties as trustees. In addition, the board has taken into account the actual service and commitment of the trustees during their tenure in concluding that each should continue to serve. A trustee’s ability to perform his or her duties effectively may have been attained through a trustee’s educational background or professional training; business, consulting, public service or academic positions; experience from service as a trustee of the funds, other funds in the fund complex, other investment funds, public companies, or non-profit entities or other organizations; and/or other life experiences. Set forth below is a brief discussion of the specific experience, qualifications, attributes or skills of each trustee that led the board to conclude that he or she should serve as a trustee.

Mr. Armstrong has served as a director/trustee of funds in the fund complex for approximately two decades, including as a member and/or chair of various board committees. Mr. Armstrong has served as chairman of the board since 2007. Most recently, Mr. Armstrong has been chairman and principal of a management and consulting firm. From 1982 through 1995, Mr. Armstrong had been president or chairman of several international consumer packaged goods companies, including (1) chairman of the board, chief executive officer and co-owner of Adirondack Beverages (producer and distributor of soft drinks and sparkling/still waters); (2) partner of the New England Consulting Group (management consulting firm); and (3) managing director of LVMH U.S. Corporation (US subsidiary of the French luxury goods conglomerate, Louis Vuitton Moët Hennessy Corporation) and chairman of its wine and spirits subsidiary, Schieffelin & Somerset Company (responsible for such brands as Canada Dry and Dr. Pepper, among many others). He also served as president of Cluett Peabody & Company (textile/apparel, including such well-known brands as Arrow shirts and Gold Toe socks).

Amb. Burt has also served as a director/trustee of funds in the fund complex for approximately two decades, including as a member and/or chair of various board committees. Amb. Burt has many years experience in advising companies regarding international investment and risk management. Amb. Burt also currently serves, or has served, on the boards of directors of several funds outside of the UBS AM fund complex and has served as a director on other corporate boards. Amb. Burt was the chief negotiator in the Strategic Arms Reduction Talks with the former Soviet Union (1989–1991) and the US Ambassador to the Federal Republic of Germany (1985–1989). He had also been a partner of McKinsey & Company (management consulting firm).

Prof. Feldberg has served as a director/trustee of funds in the fund complex for over two decades. Prof. Feldberg has held several prestigious positions at Columbia Business School and the Graduate School of Business at Columbia University, including Dean and Professor of Management. He is also a senior advisor to Morgan Stanley and serves on the boards of several public companies.

Messrs. Bernikow and Garil and Ms. Higgins were elected as directors/trustees of other funds in the fund complex during 2005–2006, and joined the Trust’s board at its inception. Messrs. Bernikow and Garil and Ms. Higgins also serve as members and/or chairs of various board committees.

Mr. Bernikow has extensive accounting and finance experience (being a Certified Public Accountant and having served for many years as the Deputy Chief Executive Officer of Deloitte & Touche LLP, one of the four largest independent registered public accounting firms in the US) and currently serves, or has served, on the boards and committees of various public companies and a national bank.

Mr. Garil has over four decades of experience in the fund management business and for much of that time he served as an executive of a fund adviser and as a member of fund boards. He began his career at the US Securities and Exchange Commission.

Ms. Higgins has experience as a portfolio manager for a major US trust bank and has held senior executive positions and/or directorships at several major charitable organizations.

Mr. Malpass became a trustee of the Trust in May 2014. Mr. Malpass is currently president of Encima Global, LLC, an economic research and consulting firm. In addition to having been the Chief Economist at Bear, Stearns & Co., he has held positions with the US Department of State (Deputy Assistant Secretary for Interamerican Affairs), the US Treasury Department (Deputy Assistant Secretary for Developing Nations, Legislative Manager) and the US Congress Joint Economic Committee staff, in addition to other government positions. He also is a director of an exchange listed business development company and serves on its audit committee. Mr. Malpass is also a certified public accountant.

Additional details about each trustee’s professional experience is included above in the table in the section captioned “Management of the Fund.” That table contains information regarding other directorships currently held by board members. In addition, during the five years ended January 8, 2016, the following trustees were members of the boards of the following companies: (1) Prof. Feldberg — SAPPI, Ltd. (producer of paper); and (2) Amb. Burt — director of IGT, Inc. (provides technology to gaming and wagering industry).

Risk oversight

The fund is subject to a number of risks, including investment, compliance, operational and valuation risks, among others. Risk oversight forms part of the board’s general oversight of the fund’s investment program and operations and is addressed as part of various regular board and committee activities. Day-to-day risk management with respect to the fund is the responsibility of UBS AM or other service providers (depending on the nature of the risk), subject to supervision by UBS AM. Each of UBS AM and other service providers have their own independent interest in risk management and their policies and methods of risk management may differ from the fund and each other’s in the setting of priorities, the resources available or the effectiveness of relevant controls. As a result, the board recognizes that it is not possible to identify all of the risks that may affect the fund or to develop processes and controls to eliminate or mitigate their occurrence or effects, and that some are simply beyond any control of the fund, UBS AM or its affiliates or other service providers. As part of its regular oversight of the fund, the board, directly or through a committee, reviews reports from, among others, management, the fund’s Chief Compliance Officer, its independent registered public accounting firm, counsel, and internal auditors for UBS AM or its affiliates, as appropriate, regarding risks faced by the fund and UBS AM’s risk oversight programs. The board has appointed a Chief Compliance Officer who oversees the implementation and testing of the fund’s compliance program and reports to the board regarding compliance matters for the fund and its service providers; the board has designated one of its members to liaise with the Chief Compliance Officer between board meetings to assure that significant compliance issues identified by the Chief Compliance officer will be brought to the attention of the full board in a timely and appropriate manner. The board may, at any time and in its discretion, change the manner in which it conducts risk oversight.

Committees

The Trust has an Audit Committee and a Nominating and Corporate Governance Committee. The members of the Audit Committee are currently the Independent Trustees. Alan S. Bernikow is chairman of the Audit Committee. The following Independent Trustees are members of the Nominating and Corporate Governance Committee: Richard R. Burt (chairman), Heather R. Higgins and Bernard H. Garil. In addition to serving on the Audit Committee, Mr. Bernikow currently serves as a member of the audit committees of at least three other public companies not affiliated with the UBS AM funds he oversees. The board has determined that Mr. Bernikow’s simultaneous service on the audit committees of these other public companies does not impair his ability to effectively serve on the Audit Committee.

The Audit Committee is responsible for, among other things: (i) overseeing the scope of the fund’s audit; (ii) overseeing the fund’s accounting and financial reporting policies, practices and internal controls; and (iii) approving, and recommending to the board for ratification, the selection, appointment, retention or termination of the fund’s independent registered public accounting firm, as well as determining the compensation thereof. In furtherance of its duties, the Audit Committee also is responsible for, among other things: obtaining assurance from the fund’s independent auditors of its independence and discussing any disclosed relationships or services that may diminish the objectivity and independence of the independent registered public accounting firm; inquiring as to the fund’s qualification under Subchapter M of the Internal Revenue Code and the amounts distributed and reported to interestholders; reviewing with the independent auditors any problems or difficulties with the audit; and reporting to the full board and making recommendations as it deems necessary or appropriate. Although the Audit Committee has the responsibilities described above, it is not responsible for planning or conducting the fund’s audit or determining whether the fund’s financial statements are complete and accurate and are in accordance with US generally accepted accounting principles. Absent actual knowledge to the contrary, Audit Committee members are entitled to rely on the accuracy of the information they receive from persons within and outside the fund.

The Audit Committee currently meets in conjunction with regular board meetings, or more frequently as called by its chairperson.

The Trust’s board has also established a Nominating and Corporate Governance Committee that acts pursuant to a written charter. The Nominating and Corporate Governance Committee is responsible for, among other things: selecting, evaluating and recommending to the board candidates to be nominated as additional Independent Trustees of the board and making recommendations to the board with respect to compensation of board and committee members; performing an annual evaluation of the board and its committees; reporting on such evaluation to the board; and performing such other corporate governance functions as the board may authorize.

The Nominating and Corporate Governance Committee will consider nominees recommended by interestholders if a vacancy among the Independent Trustees occurs. In order to recommend a nominee, an interestholder should send a letter to the chairperson of the Nominating and Corporate Governance Committee, Richard R. Burt, care of the Secretary of the Trust at UBS Asset Management (Americas) Inc., UBS Tower, One North Wacker Drive, Chicago, IL 60606 and indicate on the envelope “Nominating and Corporate Governance Committee.” The interestholder’s letter should state the nominee’s name and should include the nominee’s résumé or curriculum vitae, and must be accompanied by a written consent of the individual to stand for election if nominated for the board and to serve if elected by interestholders.

Information about Independent Trustee ownership of securities issued by UBS AM or any company controlling, controlled by or under common control with UBS AM

As of December 31, 2015, the Independent Trustees and their immediate family members did not own any securities issued by UBS AM or any company controlling, controlled by or under common control with UBS AM.

Compensation

Each Independent Trustee receives, in the aggregate from the UBS AM funds he or she oversees, an annual retainer of $120,000 and a $20,000 fee for each regular joint board meeting of the boards of those funds (and each in-person special joint board meeting of the boards of those funds) actually attended. Independent Trustees who participate in previously scheduled in-person joint meetings of the boards of the UBS AM funds by telephone to accommodate other business obligations are paid $2,000 for such meetings. Independent Trustees who participate in previously scheduled joint in-person meetings of the boards of the UBS AM funds by telephone because of illness or other unavoidable circumstances are paid the full meeting fee. Each Independent Trustee receives from the relevant fund $2,000 for each special in-person meeting (not held as a joint meeting) of the board of that fund actually attended where a fund’s board must meet separately from the regularly scheduled joint board meetings. Independent Trustees who participate in scheduled telephonic meetings of the board(s) of one or more UBS Funds are paid $1,000 for each such meeting actually attended.

The chairman of the board receives annually an additional $60,000; the chairperson of the Audit Committee receives annually an additional $35,000; and the chairperson of the Nominating and Corporate Governance Committee receives annually an additional $25,000. In addition, a board member who undertakes a special assignment to provide special assistance in coordinating the board’s oversight of compliance matters, contract reconsideration matters or efforts to comply with money market fund reform rules adopted by the SEC (currently Heather R. Higgins, Bernard H. Garil and David Malpass (for whom such additional fees are allocated to the UBS money market funds only), respectively) receives annually an additional $25,000. Independent Trustees who are also members of the Audit Committee and/or the Nominating and Corporate Governance Committee are paid, in the aggregate from the UBS AM funds he or she oversees, annual retainers of $10,000 and $5,000, respectively, in connection with his or her membership on the Audit Committee and/or Nominating and Corporate Governance Committee. The foregoing fees are allocated among all such funds (or each relevant fund in the case of a special meeting) as follows: (i) one-half of the expense is allocated pro rata based on the funds’ relative net assets at the end of the calendar quarter preceding the date of payment; and (ii) one-half of the expense is allocated according to the number of such funds. No officer, director or employee of UBS AM or any of its affiliates presently receives any compensation from the funds for acting as a board member or officer. All board members are reimbursed for expenses incurred in attending meetings.

The table below includes certain information relating to the compensation of the Trust’s current board members and the compensation of those board members from all funds for which UBS AM or an affiliate served as investment advisor or manager during the periods indicated.

Compensation table†

Name of person, position	Prime CNAV Master Fund*	Total compensation from the Trust and the fund complex**

Richard Q. Armstrong, Trustee	$N/A	$292,000
Alan S. Bernikow, Trustee	N/A	267,000
Richard R. Burt, Trustee	N/A	262,000
Meyer Feldberg, Trustee††	N/A	224,493
Bernard H. Garil, Trustee	N/A	262,000
Heather R. Higgins, Trustee	N/A	262,000
David Malpass, Trustee	N/A	250,750

†	Except as discussed below, only Independent Trustees were compensated by the funds for which UBS AM or an affiliate serves as investment advisor or manager.

††	Professor Feldberg is an “interested person” of the fund by virtue of his position as senior advisor with Morgan Stanley, and not by reason of affiliation with UBS AM. He is compensated (i) by funds for which the management, investment advisory and/or administration contract between the fund and UBS AM provides that the fund may bear a portion of the compensation to a board member who is not an interested person of the fund by reason of affiliation with UBS AM or any of UBS AM’s affiliates, and (ii) otherwise by UBS AM. The compensation amounts listed above for Professor Feldberg represent only (1) those amounts paid by other funds within the fund complex for which UBS AM does not serve as investment advisor or manager, and (2) funds within the fund complex that have management, investment advisory and/or administration contracts providing that the fund may bear a portion of his compensation.

*	Represents fees paid to each board member during the fiscal year ended April 30, 2015.

**	Represents fees paid during the calendar year ended December 31, 2015 to each board member by: (a) 11 investment companies in the case of Messrs. Armstrong, Bernikow, Burt, Garil and Malpass and Ms. Higgins; and (b) 19 investment companies in the case of Professor Feldberg, for which UBS AM or one of its affiliates served as investment advisor or manager. No fund within the UBS fund complex has a bonus, pension, profit sharing or retirement plan.

Item 18.  Control Persons and Principal Holders of Interests.

Principal holders and management ownership of interests

As of January 8, 2016, trustees and officers owned in the aggregate less than 1% of the outstanding Interests of the fund. As of January 8, 2016, the fund had not yet issued any interests.

Item 19.  Investment Advisory and Other Services.

Investment advisory and administration arrangements. UBS AM acts as investment advisor and administrator for the fund. Pursuant to an investment management contract with respect to the fund (the “Management Contract”), the fund pays UBS AM an annual fee, computed daily and paid monthly, at an annual rate of 0.100% of the fund’s average daily net assets up to and including $30 billion; 0.0975% of the fund’s average daily net assets above $30 billion up to and including $40 billion; 0.0950% of the fund’s average daily net assets above $40 billion up to and including $50 billion; 0.0925% of the fund’s average daily net assets above $50 billion up to and including $60 billion; and 0.0900% of the fund’s average daily net assets above $60 billion.

Under the terms of the Management Contract, UBS AM bears all expenses incurred in the fund’s operation other than the fee payable under the Management Contract, fees and expenses (including counsel fees) of the Independent Trustees, interest, taxes, the cost (including brokerage commissions and other transaction costs, if any) of securities purchased or sold by the fund and any losses incurred in connection therewith and extraordinary expenses (such as costs of litigation to which the Trust or the fund is a party and of indemnifying officers and trustees of the Trust).

Expenses borne by UBS AM under the Management Contract include the following (or the fund’s share of the following): (1) organizational expenses (if these expenses are amortized over a period of more than one year, UBS AM will bear in any one year only that portion of the organizational expenses that would have been borne by the fund in that year), (2) filing fees and expenses relating to the registration and qualification of the Interests of the fund under federal and state securities laws and maintaining such registration and qualifications, (3) fees and salaries payable to the trustees (other than the Independent Trustees) and officers, (4) all expenses incurred in connection with the services of the trustees (other than the Independent Trustees), including travel expenses, (5) costs of any liability, uncollectable items of deposit and other insurance or fidelity bonds, (6) ordinary legal, accounting and auditing expenses, excluding legal fees of special counsel for the Independent Trustees and, as noted above, excluding extraordinary expenses, such as litigation or indemnification expenses, (7) charges of custodians, transfer agents and other agents, (8) costs of preparing share certificates (if any), (9) expenses of setting in type and printing prospectuses and supplements thereto, reports and statements to interestholders and proxy materials for existing interestholders, (10) fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations, (11) costs of mailing and tabulating proxies and costs of meetings of interestholders, the board and any committees thereof, (12) the cost of investment company literature and other publications provided to the trustees and officers, (13) costs of mailing, stationery and communications equipment, (14) expenses incident to any dividend, withdrawal or redemption options, (15) charges and expenses of any outside pricing service used to value portfolio securities, and (16) interest on borrowings.

Although UBS AM is not obligated to pay the ordinary fees and expenses of the Independent Trustees, the Management Contract requires that UBS AM reduce its advisory and administrative fees by an amount equal to those fees and expenses.

The Management Contract is terminable (1) by the fund by vote of the Trust’s board or by the holders of a majority of the outstanding voting securities of that fund at any time without penalty, on 60 days’ written notice to UBS AM, and (2) by UBS AM at any time, without the payment of any penalty, on 60 days’ written notice to the Trust.

The fund had not yet commenced operations as of the date of this Part B. Therefore, the fund did not pay to UBS AM fees under the Management Contract for the fiscal years ended April 30, 2015, 2014 or 2013.

Custodian. State Street Bank and Trust Company, located at 2 Avenue de Lafayette, Boston, MA 02206-5501, is custodian of the fund’s assets.

Independent registered public accounting firm. Ernst & Young LLP, 5 Times Square, New York, NY 10036, serves as independent registered public accounting firm for the fund.

Counsel. The law firm of Dechert LLP, 1900 K Street, N.W., Washington, D.C. 20006, serves as counsel to the fund. Dechert LLP also has acted as counsel to UBS AM in connection with other matters. Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, NY 10038, serves as independent counsel to the Independent Trustees.

Proxy voting policies. The Trust board believes that the voting of proxies on securities held by the fund is an important element of the overall investment process. As such, the board has delegated the responsibility to vote such proxies to UBS AM. Following is a summary of UBS AM’s proxy voting policy.

You may obtain information about the fund’s proxy voting decisions, without charge, online on the fund’s Web site (http://www.ubs.com/ubsglobalam-proxy under the “UBS Funds” category on the Web page) or on the EDGAR database on the SEC’s Web site (http://www.sec.gov) for the most recent 12-month period ending June 30th for which an SEC filing has been made.

UBS AM’s proxy voting policy is based on its belief that voting rights have economic value and should be treated accordingly. Generally, UBS AM expects the boards of directors of companies issuing securities held by its clients to act in the service of the shareholders, view themselves as stewards of the company, exercise good judgment and practice diligent oversight of the management of the company. While there is no absolute set of rules that determine appropriate corporate governance under all circumstances and no set of rules will guarantee ethical behavior, there are certain principles, which provide evidence of good corporate governance. UBS AM may delegate to an independent proxy voting and research service the authority to exercise the voting rights associated with certain client holdings. Any such delegation shall be made with the direction that the votes be exercised in accordance with UBS AM’s proxy voting policy.

When UBS AM’s view of a company’s management is favorable, UBS AM generally supports current management initiatives. When UBS AM’s view is that changes to the management structure would probably increase shareholder value, UBS AM may not support existing management proposals. In general, UBS AM generally exercises voting rights in accordance with the following principles: (1) with respect to board structure, (a) the roles of chairman and chief executive should be separated, (b) board members should have appropriate and diverse experience and be capable of providing good judgment and diligent oversight of management, and (c) the board should include executive and non-executive members and the non-executive members should provide a challenging, but generally supportive environment; and (2) with respect to board responsibilities, (a) the whole board should be fully involved in endorsing strategy and in all major strategic decisions, and (b) the board should ensure that, among other things, at all times the interests of executives and shareholders are aligned and the financial audit is independent and accurate. In addition, UBS AM focuses on the following areas of concern when voting its clients’ securities: economic value resulting from acquisitions or disposals; operational performance; quality of management; independent board members not holding management accountable; quality of internal controls; lack of transparency; inadequate succession planning; poor approach to social responsibility; inefficient management structure; and corporate activity designed to frustrate the ability of shareholders to hold the board accountable or realize the maximum value of their investment. UBS AM exercises its voting rights in accordance with overarching rationales outlined by its proxy voting policies and procedures that are based on the principles described above.

UBS AM has implemented procedures designed to identify whether it has a conflict of interest in voting a particular proxy proposal, which may arise as a result of its or its affiliates’ client relationships, marketing efforts or banking, investment banking and broker/dealer activities. To address such conflicts, UBS AM has imposed information barriers between it and its affiliates who conduct banking, investment banking and broker/dealer activities and has implemented procedures to prevent business, sales and marketing issues from influencing its proxy votes. Whenever UBS AM is aware of a conflict with respect to a particular proxy, the UBS AM Corporate Governance Committee is required to review and resolve the manner in which such proxy is voted.

Potential conflicts of interest

Activities of UBS Asset Management (Americas) Inc. and its affiliates (collectively, “UBS Asset Management”), UBS Securities LLC and UBS Financial Services Inc. and their affiliates (collectively, “UBS”) and other accounts managed by UBS.

UBS Asset Management is a large asset management firm with approximately $652 billion in assets under management worldwide as of September 30, 2015.1 UBS Asset Management offers investment capabilities and investment styles across all major traditional and alternative asset classes, including equity, fixed income, currency, hedge fund, real estate, infrastructure and private equity investment capabilities that can also be combined in multi-asset strategies. UBS Asset Management has around 2,500 employees located in 24 countries. UBS Asset Management is headquartered in London with other main offices in Chicago, Frankfurt, Hartford, Hong Kong, New York, Paris, Sydney, Tokyo, Toronto and Zurich.

UBS is a worldwide full-service investment banking, broker-dealer, asset management and financial services organization. As a result, UBS Asset Management and UBS (including, for these purposes, their directors, partners, officers and employees) worldwide, including the entities and personnel who may be involved in the investment activities and business operations of the funds are engaged in businesses and have interests other than that of managing the fund. These activities and interests include potential multiple advisory transactional, financial, consultative, and other interests in transactions, companies, securities and other instruments that may be engaged in, purchased or sold by the fund. This section sets forth considerations of which investors in the fund should be aware, and which may cause conflicts of interest on the part of UBS and UBS Asset Management that could disadvantage the fund. To address these potential conflicts UBS and UBS Asset Management have established various policies and procedures that are reasonably designed to detect and prevent these potential conflicts of interest and prevent the fund from being disadvantaged.

Prospective investors should carefully review the following, which more fully describes these and other potential conflicts of interest presented by UBS Asset Management’s and UBS’ other businesses and interests.

Potential conflicts relating to portfolio decisions, the sale of fund shares and the allocation of investment opportunities.

UBS’ other activities may have an impact on the fund. UBS Asset Management makes decisions for the fund in accordance with its obligations as investment advisor to the fund. However UBS’ other activities may, at the same time, have a negative impact on the fund. As a result of the various activities and interests of UBS, it is likely that the fund will have multiple business relationships with, engage in transactions with, make voting decisions with respect to, or obtain services from UBS and other entities for which UBS performs or seeks to perform investment banking or other services. It is also likely that the fund will undertake transactions in securities in which UBS makes a market or otherwise has other direct or indirect interests.

UBS conducts extensive broker-dealer, banking and other activities around the world and provides investment banking, broker-dealer, prime brokerage, administrative and other services to clients which may involve markets and securities in which the fund invests. These activities will give UBS broad access to the current status of certain markets and investments. As a result of the activities described in this paragraph, and the access and knowledge arising from those activities, parts of UBS may be in possession of information in respect of markets and investments, which, if known to UBS Asset Management, might cause UBS Asset Management to seek to dispose of, retain or increase interests in investments held by the fund or acquire certain positions on behalf of the fund. UBS will be under no duty to make any such information available to the fund or personnel of UBS Asset Management making investment decisions on behalf of the fund and maintains information barriers designed to prevent the misuse of such information. In general, personnel of UBS Asset Management making investment decisions will make decisions based solely upon information known by such decision makers without regard to information known by other UBS personnel.

In conformance with the fund’s investment objective and subject to compliance with applicable law, UBS Asset Management may purchase securities for the fund during an underwriting or other offering of securities in which a broker/dealer affiliate acts as a manager, co-manager, underwriter or placement agent or receives a benefit in the

[1]	UBS Asset Management (Americas) Inc. managed approximately $148 billion as of September 30, 2015.

form of management, underwriting, or other fees. Affiliates of UBS Asset Management may act in other capacities in such offerings for which a fee, compensation or other benefit will be received. From time to time affiliates of UBS Asset Management will be current investors in companies engaged in an offering of securities which UBS Asset Management may purchase on behalf of its clients. Such purchases may provide a direct or indirect benefit to UBS Asset Management’s affiliates acting as a selling shareholder. UBS Asset Management may also participate in structured fixed income offerings of securities in which a related person may serve as trustee, depositor, originator service agent or other service provider in which fees will be paid to such related person. Further a related person may act as originator and/or servicing agent of loans or receivables for a structured fixed income offering in which UBS Asset Management may invest fund assets. Participation in such offering may directly or indirectly relieve financial obligations of related persons.

UBS Asset Management may purchase or sell or recommend for purchase or sale for its investment advisory clients securities of companies: (i) with respect to which its affiliates act as an investment banker or financial adviser; (ii) with which its affiliates have other confidential relationships; (iii) in which its affiliates maintain a position or (iv) for which its affiliates make a market; or in which it or its officers, directors or employees or those of its affiliates own securities or otherwise have an interest. Except to the extent prohibited by law or regulation or by client instruction, UBS Asset Management may recommend to its clients, or purchase for its clients, securities of issuers in which UBS has an interest as described in this paragraph.

UBS’ financial and other interests and relationships may incentivize UBS to promote the sale of Interests. UBS, its personnel and other financial service providers have interests in promoting sales of the fund. UBS Asset Management may also make cash and non-cash payments to banks, broker-dealers, insurance companies, financial planning firms and other financial intermediaries, that sell Interests of the fund subject to UBS Asset Management’s internal policies and procedures. The source of such payments may come from the underwriter’s own resources (including through transfers from affiliates). Payments made out of the underwriter’s own resources are often referred to as “revenue sharing.”

With respect to both UBS and its personnel, the remuneration and profitability relating to services to and sales of the fund or other products may be greater than the remuneration and profitability relating to services to and sales of other products that might be provided or offered by UBS or other third parties. UBS and its sales personnel may directly or indirectly receive a portion of the fees charged to the fund or its shareholders. UBS and its advisory or other personnel may also benefit from increased amounts of assets under management. Fees charged to the fund may also be higher than for other products or services, and the remuneration and profitability to UBS and such personnel resulting from transactions on behalf of or management of the fund may be greater than the remuneration and profitability resulting from similar transactions for other funds or products.

UBS also may have relationships with and purchase, or distribute or sell, services or products from or to distributors, consultants and others who recommend the fund, or who engage in transactions with or for the fund. For example, UBS regularly participates in industry and consultant sponsored conferences and may purchase educational, data or other services from consultants or other third parties that it deems to be of value to its personnel and its business. The products and services purchased from consultants may include, but are not limited to, those that help UBS understand the consultant’s points of view on the investment management process. Consultants and other parties that provide consulting or other services to potential investors in the fund may receive fees from UBS or the fund in connection with the distribution of Interests in the fund or other UBS products. For example, UBS may enter into revenue or fee sharing arrangements with consultants, service providers, and other intermediaries relating to investments in mutual funds, collective trusts, or other products or services offered or managed by UBS Asset Management. UBS may also pay a fee for membership in industry-wide or state and municipal organizations or otherwise help sponsor conferences and educational forums for investment industry participants including, but not limited to, trustees, fiduciaries, consultants, administrators, state and municipal personnel and other clients. UBS’ membership in such organizations allows UBS to participate in these conferences and educational forums and helps UBS interact with conference participants and to develop an understanding of the points of view and challenges of the conference participants. In addition, UBS’ personnel, including employees of UBS, may have board, advisory, brokerage or other relationships with issuers, distributors, consultants and others that may have investments in the funds or that may recommend investments in the fund. In addition, UBS, including UBS Asset Management, may make charitable contributions to institutions, including those that have relationships with clients or personnel of clients. UBS’ personnel may also make political contributions. As a result of the relationships and arrangements described in this paragraph, consultants, distributors and other parties may have conflicts associated with their promotion of the fund or other dealings with the fund that create incentives for them to promote the fund or certain portfolio transactions.

To the extent permitted by applicable law, UBS Asset Management may make payments to authorized dealers and other financial intermediaries (“Intermediaries”) from time to time to promote the fund. The additional payments by UBS Asset Management may also compensate Intermediaries for subaccounting, administrative and/or shareholder processing services that are in addition to the fees paid for these or similar services by the fund. Payments made by UBS Asset Management may vary between different Intermediaries.

Potential conflicts relating to the allocation of investment opportunities among the fund and other UBS accounts. UBS Asset Management manages accounts of certain clients by means of separate accounts (“Separate Accounts”). With respect to the fund, UBS Asset Management may follow a strategy that is expected to be similar over time to that utilized by the Separate Accounts. The fund and the Separate Account clients are subject to independent management and, given the independence in the implementation of advice to these accounts, there can be no assurance that such investment advice will be implemented simultaneously. Neither UBS Asset Management nor its affiliates will know when advice issued has been executed (if at all) and, if so, to what extent. While each will use reasonable endeavors to procure timely execution, it is possible that prior execution for or on behalf of the Separate Accounts could adversely affect the prices and availability of the securities, currencies and instruments in which the fund invests.

Other potential conflicts relating to the management of the fund by UBS Asset Management

Potential restrictions and issues relating to information held by UBS. From time to time and subject to UBS Asset Management’s policies and procedures regarding information barriers, UBS Asset Management may consult with personnel in other areas of UBS, or with persons unaffiliated with UBS. The performance by such persons of obligations related to their consultation with personnel of UBS Asset Management could conflict with their areas of primary responsibility within UBS or elsewhere. There will be no obligation on the part of such persons to make available for use by the fund any information or strategies known to them or developed in connection with their own client, proprietary or other activities. In addition UBS will be under no obligation to make available any research or analysis prior to its public dissemination.

In connection with its management of the fund, UBS Asset Management may have access to certain fundamental analysis and proprietary technical models developed by UBS Asset Management or its affiliates (including UBS). UBS Asset Management will not be under any obligation, however, to effect transactions on behalf of the fund in accordance with such analysis and models. In addition, neither UBS Asset Management nor any of its affiliates (including UBS) will have any obligation to make available any information regarding their proprietary activities or strategies or the activities or strategies used for other accounts managed by them, for the benefit of the management of the fund, and it is not anticipated that UBS Asset Management will have access to such information for the purpose of managing the fund. The proprietary activities or portfolio strategies of UBS Asset Management and its affiliates (including UBS) or the activities or strategies used for accounts managed by them or other client accounts could conflict with the transactions and strategies employed by UBS AM, and have adverse effects on the fund.

Potential conflicts relating to UBS’ and UBS Asset Management’s proprietary activities and activities on behalf of other accounts. Transactions undertaken by UBS or client accounts managed by UBS (“Client Accounts”) may adversely impact the fund. UBS and one or more Client Accounts may buy or sell positions while the fund is undertaking the same or a differing, including potentially opposite, strategy which could disadvantage the fund. For example, an equity fund (but not these money market funds) may establish a short position in a security and UBS or other Client Accounts may buy that same security. The subsequent purchase may result in an increase of the price of the underlying position in the short sale exposure of the fund and such increase in price would be to the fund’s detriment. Conversely, the fund may buy a security and UBS or Client Accounts may establish a short position in that same security. The subsequent short sale may result in impairment of the price of the security which the fund holds. Conflicts may also arise because portfolio decisions regarding the fund may benefit UBS or other Client Accounts. For example, the sale of a long position or establishment of a short position by the fund may impair the price of the same security sold short by (and therefore benefit) UBS or other Client Accounts, and the purchase of a security or covering of a short position in a security by the equity fund may increase the price of the same security held by (and therefore benefit) UBS or other Client Accounts.

The directors, officers and employees of UBS and UBS Asset Management may buy and sell securities or other investments for their own accounts or for seed capital accounts (including through investment funds managed by UBS and UBS Asset Management). As a result of differing trading and investment strategies or constraints, positions may be taken by directors, officers and employees that are the same, different from or made at different times than positions taken for the fund. To reduce the possibility that the fund will be materially adversely affected by the personal or proprietary trading described above the fund, UBS and UBS Asset Management have established policies and procedures that restrict securities trading in the personal accounts of investment professionals and others who normally come into possession of information regarding the fund’s portfolio transactions.

UBS Asset Management’s affiliates have direct or indirect interests in electronic communication networks and alternative trading systems (collectively “ECNs”). UBS Asset Management, in accordance with its fiduciary obligation to seek to obtain best execution, may execute client trades through ECNs in which its related persons have, or may acquire, an interest. A related person may receive compensation based upon its ownership percentage in relation to the transaction fees charged by the ECNs. UBS Asset Management will execute through an ECN in which a related person has an interest only in situations where it reasonably believes such transactions will be in the best interests of its clients and the requirements of applicable law have been satisfied.

In accordance with Section 11(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder, UBS Asset Management’s affiliates may effect transactions for fund or advisory client accounts on a national securities exchange of which an affiliate is an equity owner and/or a member and may retain compensation in connection with those transactions.

Gifts and entertainment. From time to time, directors, officers and employees of UBS and UBS Asset Management may receive gifts and/or entertainment from clients, intermediaries, or service providers to the fund. UBS and UBS Asset Management, which could have the appearance of affecting or may potentially affect the judgment of the directors, officers and employees or the manner in which they conduct business on behalf of the fund, UBS and UBS Asset Management. To reduce the appearance of impropriety and the possibility that the fund may be materially adversely affected by such gifts and entertainment, UBS and UBS Asset Management have established policies and procedures that restrict the receipt of gifts and entertainment from clients, intermediaries or service providers to the fund, UBS and UBS Asset Management.

UBS may in-source or outsource. Subject to applicable law, UBS, including UBS Asset Management, may from time to time and without notice to investors in-source or outsource certain processes or functions in connection with a variety of services that it provides to the fund in its administrative or other capacities. Such in-sourcing or outsourcing may give rise to additional conflicts of interest.

Selection of brokers and dealers and commission rates.

While UBS Asset Management selects brokers primarily on the basis of the execution capabilities, UBS Asset Management, in its discretion, may cause a client to pay a commission to brokers or dealers for effecting a transaction for that client in excess of the amount another broker or dealer would have charged for effecting that transaction. This may be done when UBS Asset Management has determined in good faith that the commission is reasonable in relation to the value of the execution, brokerage and/or research services provided by the broker. UBS Asset Management’s arrangements for the receipt of research services from brokers may create conflicts of interest, in that UBS Asset Management has an incentive to choose a broker or dealer that provides research services, instead of one that charges a lower commission rate but does not provide any research.

UBS Asset Management does not allocate the relative costs or benefits of research received from brokers or dealers among clients because UBS Asset Management believes that the research received is, in the aggregate, of assistance in fulfilling UBS Asset Management’s overall responsibilities to clients. The research may be used in connection with the management of accounts other than those for which trades are executed by the brokers or dealers providing the research. UBS Asset Management may receive a variety of research services and information on many topics, which UBS Asset Management can use in connection with its management responsibilities with respect to the various accounts over which it exercises investment discretion or otherwise provides investment advice. These topics include: issuers, industries, securities, economic factors and trends, portfolio strategy, the performance of accounts, statistical information, market data, earnings estimates, credit analysis, pricing, risk measurement analysis, and other information that may affect US or foreign economies, security prices, or management of the portfolio.

The research services may include written reports, pricing and appraisal services, market data services, analysis of issues raised in proxy statements, educational seminars, subscriptions to trade journals, portfolio attribution and monitoring services and computer software and access charges which are directly related to investment research.

Research services may be received in the form of written reports, online services, telephone contacts and personal meetings with security analysts, economists, corporate and industry spokespersons, investment consultants and government representatives. Research services are either provided directly by broker-dealers or generated by third parties and are provided by the brokerage firm to which the commissions are paid including commission sharing arrangements.

Certain services may be mixed use, or used for research purposes as well as other purposes. Payment for these services is made as follows: the portion allocated to research is paid for through commissions, and the portion allocated to other purposes is paid for by UBS Asset Management. This allocation is determined by UBS Asset Management’s Best Execution and Trading Committee in good faith and based on objective criteria, to the extent available, of the amounts used for research and non-research purposes; however, the decision regarding what amounts are paid by UBS Asset Management versus paid by clients through commissions presents a conflict of interest. Research services received from brokers and dealers may be supplemental to UBS Asset Management’s own research efforts and, when utilized, are subject to internal analysis before being incorporated into UBS Asset Management’s investment process. As a practical matter, it would not be possible for UBS Asset Management to generate all of the information presently provided by brokers and dealers.

UBS Asset Management may receive in-house or proprietary research from dealers that execute trades on a principal basis for its clients. The research received will be of the type described above, excluding third-party research services.

Potential regulatory restrictions on investment advisor activity.

From time to time the activities of the fund may be restricted because of regulatory requirements applicable to UBS and/or its internal policies designed to comply with, limit the applicability of, or otherwise relate to such requirements. A client not advised by UBS would not be subject to some of those considerations. There may be periods when UBS Asset Management may not initiate or recommend certain types of transactions, or may otherwise restrict or limit its advice with respect to certain securities or instruments issued by or related to companies for which UBS is performing investment banking, market making or other services, or has proprietary positions or otherwise has come into possession of material inside information.

For example, when UBS is engaged in an underwriting or other distribution of securities of or advisory services for a company, the fund may be prohibited from or limited in purchasing or selling securities of that company. Similar situations could arise if UBS personnel serve as directors of companies the securities of which the fund wishes to purchase or sell. The larger UBS Asset Management’s investment advisory business and UBS’ businesses, the larger the potential that these restricted list policies will impact investment transactions. However, if permitted by applicable law, the fund may purchase securities or instruments that are issued by such companies or are the subject of an underwriting, distribution, or advisory assignment by UBS, or in cases in which UBS personnel are directors or officers of the issuer.

The investment activities of UBS for its proprietary accounts and for Client Accounts may also limit the investment strategies and rights of the fund. For example, in regulated industries, in certain emerging or international markets, in corporate and regulatory ownership definitions, and in certain futures and derivative transactions, there may be limits on the aggregate amount of investment by affiliated investors that may not be exceeded without the grant of a license or other regulatory or corporate consent or, if exceeded, may cause UBS, the fund or other Client Accounts to suffer disadvantages or business restrictions. If certain aggregate ownership thresholds are reached or certain transactions undertaken, the ability of UBS Asset Management on behalf of the fund to purchase or dispose of investments or exercise rights or undertake business transactions, may be restricted by regulation or otherwise impaired. As a result UBS Asset Management on behalf of the fund may limit purchases, sell existing investments, or otherwise restrict or limit the exercise of rights (including voting rights) when UBS Asset Management, in its sole discretion deems it appropriate.

UBS Asset Management and its affiliates, including, without limitation, UBS and its advisory affiliates, have proprietary interests in, and may manage or advise with respect to, accounts or funds (including separate accounts, other funds and collective investment vehicles) that have investment objectives similar to those of the fund and/or that engage in transactions in the same types of securities, currencies and instruments as the fund. UBS and its affiliates are also major participants in the global currency, equities, swap and fixed income markets, in each case both on a proprietary basis and for the accounts of customers. As such, UBS and its affiliates may be actively engaged in transactions in the same securities, currencies and instruments in which the fund invests. Such activities could affect the prices and availability of the securities, currencies, and instruments in which the fund invests which could have an adverse impact on the fund’s performance. Such transactions, particularly in respect of most proprietary accounts or client accounts, will be executed independently of the fund’s transactions and thus at prices or rates that may be more or less favorable than those obtained by the fund. UBS Asset Management has developed policies and procedures consistent with regulatory requirements that provide that it will allocate investment opportunities and make purchase and sale decisions among the fund and other client accounts in a manner that it considers, in its sole discretion and consistent with its fiduciary obligation to each account, to be reasonable. Allocations may be based on numerous factors and may not always be pro rata based. Thus, this system may adversely affect the size or price of the assets purchased or sold for the fund.

The results of the fund’s investment activities may differ significantly from the results achieved by UBS Asset Management and its affiliates for their proprietary accounts or other accounts (including investment companies or collective investment vehicles) managed or advised by them. It is possible that UBS Asset Management and its affiliates and such other accounts will achieve investment results that are substantially more or less favorable than the results achieved by the fund. Moreover, it is possible that the fund will sustain losses during periods in which UBS Asset Management and its affiliates achieve significant profits on their trading for proprietary or other accounts. The opposite result is also possible.

The investment activities of UBS Asset Management and its affiliates for their proprietary accounts and accounts under their management may also limit the investment opportunities for the fund in certain emerging and other markets in which limitations are imposed upon the amount of investment, in the aggregate or in individual issuers, by affiliated foreign investors.

From time to time, the fund’s activities may also be restricted because of regulatory restrictions applicable to UBS Asset Management and its affiliates, and/or their internal policies designed to comply with such restrictions. As a result, there may be periods, for example, when UBS Asset Management and/or its affiliates, will not initiate or recommend certain types of transactions in certain securities or instruments with respect to which UBS Asset Management and/or its affiliates are performing services or when position limits have been reached where such securities or instruments otherwise would have been permissible investments for the fund. Additionally the fund or certain accounts may be licensed to trade securities or engage in transactions in certain jurisdictions while other funds and accounts are not licensed.

In addition, certain officers and certain employees of UBS Asset Management are also officers or employees of UBS or its affiliated entities. As a result, the performance by these officers and employees of their obligations to such other entities may be a consideration of which investors in the fund should be aware.

UBS Asset Management may enter into transactions and invest in securities, instruments and currencies on behalf of the fund where customers of UBS or, to the extent permitted by the SEC, UBS itself serves as the counterparty, principal or issuer. In such cases, such party’s interests in the transaction will be adverse to the interests of the fund and such party may have no incentive to assure that the fund obtains the best possible prices or terms in connection with the transaction. In addition, the purchase holding and sale of such investments by the fund may enhance the profitability of UBS Asset Management and/or UBS. UBS and its affiliates may also create, write or issue derivative instruments for customers of UBS or its affiliates the underlying securities, currencies or instruments of which may be those in which the fund invests or which may be based on the performance of the fund. The fund may, subject to applicable law, purchase investments that are the subject of an underwriting or other distribution by UBS or its affiliates and may also enter into transactions with other clients of UBS Asset Management or its affiliates where such other clients have interests adverse to those of the fund. At times, these activities may cause UBS Asset Management or its affiliates to give advice to clients that may cause these clients to take actions adverse to the interests of the fund. To the extent affiliated transactions are permitted, the fund will deal with UBS Asset Management, UBS and its affiliates on an arms-length basis. UBS Asset Management or UBS may also have an ownership interest in certain trading or information systems used by the fund. The fund’s use of such trading or information systems may enhance the profitability of UBS Asset Management and its affiliates.

It is also possible that, from time to time, UBS Asset Management or any of its affiliates may, although they are not required to, purchase and hold Interests of the fund. Increasing the fund’s assets may enhance investment flexibility and diversification and may contribute to economies of scale that tend to reduce the fund’s expense ratio. UBS Asset Management and its affiliates reserve the right to redeem at any time some or all of the Interests of the fund acquired for their own accounts. A large redemption of Interests of the fund by UBS Asset Management or its affiliates could significantly reduce the asset size of the fund, which might have an adverse effect on the fund’s investment flexibility, portfolio diversification, expense ratio and may result in significant transaction costs. UBS Asset Management will consider the effect of redemptions on the fund and other interestholders in deciding whether and when to redeem its Interests.

It is possible that the fund may invest in securities of companies with which UBS has or is trying to develop investment banking relationships as well as securities of entities in which UBS Asset Management or UBS has significant debt or equity investments or in which UBS makes a market. The fund also may invest in securities of companies to which UBS Asset Management or UBS provides or may someday provide research coverage. Such investments could cause conflicts between the interests of the fund and the interests of other UBS Asset Management or UBS clients. In making investment decisions for the fund, UBS Asset Management is not permitted to obtain or use material non-public information acquired by any division, department or affiliate of UBS Asset Management in the course of these activities. In addition, from time to time, UBS’ activities may limit the fund’s flexibility in purchases and sales of securities. When UBS is engaged in an underwriting or other distribution of securities of an entity, UBS Asset Management may be prohibited from purchasing or recommending the purchase of certain securities of that entity for the fund.

Present and future activities of UBS Asset Management and its affiliates, in addition to those described in this section, may give rise to additional conflicts of interest.

UBS AM may buy for the fund securities or obligations of issuers in which UBS or other funds or accounts have made, or are making, an investment in securities or obligations that are subordinate or senior to securities of the fund. For example, the fund may invest in debt securities of an issuer at the same time that UBS or other funds or accounts are investing, or currently have an investment, in equity securities of the same issuer. To the extent that the issuer experiences financial or operational challenges which may impact the price of its securities and its ability to meet its obligations, decisions by UBS (including UBS AM), relating to what actions to be taken may also raise conflicts of interests and UBS may take actions for certain accounts that have negative impacts on other advisory accounts.

While UBS Asset Management will make proxy voting decisions as it believes appropriate and in accordance with UBS Asset Management’s policies designed to help avoid conflicts of interest, proxy voting decisions made by UBS Asset Management with respect to the fund’s portfolio securities may have the effect of favoring the interests of other clients or businesses of other divisions or units of UBS. UBS Asset Management’s proxy voting policy is discussed in more detail in the section entitled “Proxy voting policies.”

As a registered investment adviser under the Advisers Act, UBS AM is required to file a Form ADV with the SEC. Form ADV Part 2 contains information about assets under management, types of fee arrangements, types of investments, potential conflicts of interest, and other relevant information regarding UBS AM. A copy of UBS AM’s Form ADV Parts 1 and 2 is available on the SEC’s website (www.adviserinfo.sec.gov).

Item 20.  Portfolio Managers.

Disclosure item not applicable.

Item 21.  Brokerage Allocation and Other Practices.

Portfolio transactions

The fund purchases portfolio securities from dealers and underwriters as well as from issuers. Securities are usually traded on a net basis with dealers acting as principal for their own accounts without a stated commission. Prices paid to dealers in principal transactions generally include a “spread,” which is the difference between the prices at which the dealer is willing to purchase and sell a specific security at the time. When securities are purchased directly from an issuer, no commissions or discounts are paid. When securities are purchased in underwritten offerings, they include a fixed amount of compensation to the underwriter.

For purchases or sales with broker-dealer firms that act as principal, UBS AM seeks best execution. Although UBS AM may receive certain research or execution services in connection with these transactions, it will not purchase securities at a higher price or sell securities at a lower price than would otherwise be paid if no weight was attributed to the services provided by the executing dealer. UBS AM may engage in agency transactions in over-the-counter securities in return for research and execution services. These transactions are entered into only pursuant to procedures that are designed to ensure that the transaction (including commissions) is at least as favorable as it would have been if effected directly with a market-maker that did not provide research or execution services.

Research services and information received from brokers or dealers are supplemental to UBS AM’s own research efforts and, when utilized, are subject to internal analysis before being incorporated into their investment processes. Information and research services furnished by brokers or dealers through which or with which the fund effects securities transactions may be used by UBS AM in advising other funds or accounts and, conversely, research services furnished to UBS AM by brokers or dealers in connection with other funds or accounts may be used in advising the fund.

The fund had not yet commenced operations as of the date of this Part B. Therefore, during the fiscal years ended April 30, 2015, 2014 and 2013, the fund paid no brokerage commissions. Therefore, the fund has not allocated any brokerage transactions for research, analysis, advice and similar services.

Investment decisions for the fund and for other investment accounts managed by UBS AM are made independently of one another in light of differing considerations for the various accounts. However, the same investment decision may occasionally be made for the fund and one or more of such accounts. In such cases, simultaneous transactions are inevitable. Purchases or sales are then averaged as to price and allocated between the fund and such other account(s) as to amount in a manner deemed equitable to the fund and such account(s). While in some cases this practice could have a detrimental effect upon the price or value of the security as far as the fund are concerned, or upon its ability to complete its entire order, in other cases it is believed that coordination and the ability to participate in volume transactions will be beneficial to the fund.

The fund had not yet commenced operations as of the date of this Part B. Therefore, as of April 30, 2015, the fund did not own securities issued by its regular broker-dealers or entities that may be deemed affiliates of those regular broker-dealers (as defined in Rule 10b-1 under the Investment Company Act).

Item 22.  Capital Stock and Other Securities.

Delaware statutory trust. Although Delaware law statutorily limits the potential liabilities of a Delaware statutory trust’s interestholders to the same extent as it limits the potential liabilities of a Delaware corporation’s shareholders, interestholders of the fund could, under certain conflicts of laws jurisprudence in various states, be held personally liable for the obligations of the Trust or the fund. However, the Trust’s Trust Instrument disclaims interestholder liability for acts or obligations of the Trust or its funds. The Trust Instrument provides for indemnification from the fund’s property for all losses and expenses of any fund interestholder held personally liable for the obligations of the fund. Thus, the risk of an interestholder’s incurring financial loss on account of interestholder liability is limited to circumstances in which the fund itself would be unable to meet its obligations, a possibility which UBS AM believes is remote and not material. Upon payment of any liability incurred by an interestholder solely by reason of being or having been an interestholder of the fund, the interestholder paying such liability will be entitled to reimbursement from the general assets of the fund. The trustees intend to conduct the operations of the fund in such a way as to avoid, as far as possible, ultimate liability of the interestholders for liabilities of the fund.

Voting rights. Interestholders of the fund are entitled to a proportionate vote for each Interest held. Voting rights are not cumulative and, as a result, the holders of more than 50% of all the proportionate interests of the Trust may elect all its board members. The Interests of each series of the Trust will be voted separately, except when an aggregate vote of all the Interests is required by law.

The Trust does not hold annual meetings. There normally will be no meetings of interestholders to elect trustees unless fewer than a majority of the trustees holding office have been elected by interestholders. Interestholders of record holding no less than two-thirds of the outstanding proportionate interests of the Trust may remove a board member by vote cast in person or by proxy at a meeting called for that purpose. A meeting will be called to vote on the removal of a board member at the written request of holders of record of at least 10% of the outstanding proportionate interests in the Trust.

Item 23.  Purchase, Redemption and Pricing of Interests.

Additional information regarding redemptions; financial institutions

Additional redemption information. The redemption price may be more or less than the interestholder’s cost, depending on the net assets of the fund’s portfolio at the time.

If conditions exist that make cash payments undesirable, the fund reserves the right to honor any request for redemption by making payment in whole or in part in securities chosen by the fund and valued in the same way as they would be valued for purposes of computing the fund’s net asset value. If payment is made in securities, the interestholder may incur expenses in converting these securities into cash.

Financial institutions. The fund may authorize financial institutions and its delegates or agents to accept on the fund’s behalf purchase and redemption orders that are in “good form” in accordance with the policies of those institutions. The fund will be deemed to have received these purchase and redemption orders when such an institution or its delegate or agent accepts them. Like all customer orders, these orders will be priced based on the fund’s net asset value next computed after receipt of the order by the financial institutions and their delegates or their agents.

Valuation of Interests

The fund’s net asset value is typically determined by the fund’s custodian, State Street Bank and Trust Company.

The fund complies with regulations that apply to money market funds. The fund values its portfolio securities in accordance with the amortized cost method of valuation under Rule 2a-7 (the “Rule”) under the Investment Company Act. To use amortized cost to value its portfolio securities, the fund must adhere to certain conditions under the Rule relating to its investments, some of which are discussed in this Registration Statement. Amortized cost is an approximation of market value of an instrument, whereby the difference between its acquisition cost and value at maturity is amortized on a straight-line basis over the remaining life of the instrument. The effect of changes in the market value of a security as a result of fluctuating interest rates is not taken into account, and thus the amortized cost method of valuation may result in the value of a security being higher or lower than its actual market value. If a large number of redemptions take place at a time when interest rates have increased, the fund might have to sell portfolio securities prior to maturity and at a price that might not be desirable.

The fund’s board has established procedures (“Procedures”) for the purpose of stabilizing the value of the fund’s net assets within 1/2 of 1% of the value determined based on amortized cost. The Procedures include a review of the extent of any deviation of net asset value, based on available market quotations. If that deviation exceeds 1/2 of 1% for the fund, the board will promptly consider whether any action should be initiated to eliminate or reduce material dilution or other unfair results to interestholders. Such action may include redeeming Interests in kind, selling portfolio securities prior to maturity, reducing or withholding dividends and utilizing a net asset value as determined by using available market quotations. In addition, if the Board determines that the fund can no longer maintain a stable net asset value, the fund may, as part of converting to a market-based net asset value, take steps to: (i) temporarily suspend the sale of Interests; (ii) delay, subject to certain contractual arrangements, the payment of redemption proceeds for up to seven days, as permitted by the Investment Company Act; and (iii) price its Interests once a day at the last current valuation time (e.g., 5:00 p.m., Eastern time,).

The fund will maintain a dollar-weighted average portfolio maturity of 60 days or less and a dollar-weighted average life for its portfolio of 120 days or less, will not purchase any instrument having, or deemed to have, a remaining maturity of more than 397 days, will limit portfolio investments, including repurchase agreements, to those US-dollar denominated instruments that are of high quality under the Rule and that UBS AM, acting pursuant to the Procedures, determines present minimal credit risks, and will comply with certain reporting and recordkeeping procedures. If amortized cost ceases to represent fair value, the board will take appropriate action.

In determining the approximate market value of portfolio investments, the fund may employ outside organizations, which may use a matrix or formula method that takes into consideration market indices, matrices, yield curves and other specific adjustments. This may result in the securities being valued at a price different from the price that would have been determined had the matrix or formula method not been used. Other assets, if any, are valued at fair value as determined in good faith by or under the direction of the Trust’s board.

Item 24.  Taxation of the Fund.

The Trust has determined that the fund is properly treated as a partnership for federal income tax purposes. Accordingly, the fund does not expect to pay any federal income taxes, but each investor in the fund must take into account its share of the fund’s ordinary income, expenses, capital gains or losses, credits and other items in determining its income tax liability. The determination of each investor’s share is made in accordance with the governing documents of the Trust and the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder.

The fund’s tax year-end is April 30. Although as described above the fund is generally not subject to federal income tax, it files appropriate federal income tax returns.

The Trust believes that, in the case of an investor in the fund that seeks to qualify as a regulated investment company (“RIC”) under the Code, the investor should be treated for federal income tax purposes as an owner of an undivided interest in the assets and operations of the fund, and accordingly should be deemed to own a proportionate share of each of the assets of the fund and should be entitled to treat as earned by it the portion of the fund’s gross income attributable to that share. Each such investor should consult its tax advisers regarding whether, in light of its particular tax status and any special tax rules applicable to it, this approach applies to its investment in the fund, or whether any fund should be treated, as to that investor, as a separate entity as to which the investor has no direct interest in fund assets or operations.

In order to enable an investor in the fund that is otherwise eligible to qualify as a RIC under the Code to so qualify, the Trust intends to satisfy the requirements of Subchapter M of the Code relating to the nature of the fund’s gross income and the composition (diversification) of the fund’s assets as if those requirements were directly applicable to the fund, and to allocate and permit withdrawals of its net investment income and any net realized capital gains in a manner that will enable an investor that is a RIC to comply with the qualification requirements imposed by Subchapter M of the Code with respect to the income allocated to it by the fund.

The fund will allocate at least annually among its investors each investor’s distributive share of the fund’s net investment income (including net investment income derived from interest on U.S. Treasury obligations), net realized capital gains, and any other items of income, gain, loss, deduction, or credit in a manner intended to comply with the Code and applicable regulations.

Investors generally will not recognize any gain or loss for federal income tax purposes on contributions to the fund or on withdrawals from the fund. However, to the extent the cash proceeds of any withdrawal or distribution exceed an investor’s adjusted tax basis in its partnership interest in the fund, the investor will generally recognize gain for federal income tax purposes. In addition, if, upon a complete withdrawal (i.e., a redemption of its entire interest in the fund), the investor’s adjusted tax basis in its partnership interest in the fund exceeds the proceeds of the withdrawal, the investor will generally recognize a loss for federal income tax purposes. A liquidity fee imposed by the fund will reduce the amount investors will receive upon the redemption of their interests, and will decrease the amount of any gain or increase the amount of any loss investors recognize from such redemption. An investor’s adjusted tax basis in its partnership interest in the fund will generally be the aggregate price paid therefor, increased by the amounts of its distributive share of items of realized net income (including income, if any, exempt from Federal income tax) and gain, and reduced, but not below zero, by the amounts of its distributive share of items of realized net loss and the amounts of any distributions received by the investor.

Any investment by the fund in zero coupon bonds, deferred interest bonds, payment-in-kind bonds, and certain securities purchased at a market discount will cause the fund to recognize income prior to the receipt of cash payments with respect to those securities. In order to enable any investor which is a RIC to distribute its share of this income and avoid a tax, the fund may be required to liquidate portfolio securities that it might otherwise have continued to hold, potentially resulting in additional taxable gain or loss.

Income allocated to investors that is derived from interest on obligations of the U.S. government and certain of its agencies and instrumentalities (but generally not from capital gains realized upon the disposition of such obligations) may be exempt from state and local taxes. The fund intends to advise investors of the extent, if any, to which its income consists of such interest. Investors are urged to consult their tax advisers regarding the possible exclusion of such portion of the income allocated to them by the fund for state and local income tax purposes.

The above discussion does not address the special tax rules applicable to certain classes of investors, such as tax-exempt entities, insurance companies, and financial institutions, or the state, local, or non-United States tax laws that may be applicable to certain investors. Investors should consult their own tax advisers with respect to the special tax rules that may apply in their particular situations, as well as the state, local, or foreign tax consequences to them of investing in the fund.

Item 25.  Underwriters.

The placement agent for the fund is UBS Asset Management (US) Inc. (“UBS AM (US)”), which receives no compensation from the fund for service as the fund’s placement agent. Investment companies, insurance company separate accounts, common and commingled trust funds and other organizations, entities or investors may continuously invest in the funds.

Item 26.  Calculation of Performance Data.

Disclosure item not applicable to this filing.

Item 27.  Financial Statements.

Because the fund had not yet commenced operations as of April 30, 2015, no financial statements are available for the fund as of the date of this Part B.

Appendix A

Additional information regarding purchases and redemptions

The fund is open for business each day that the Federal Reserve Bank of New York, the New York Stock Exchange (“NYSE”) and the principal bond markets (as recommended by the Securities Industry and Financial Markets Association (“SIFMA”)) are open. One or more of these will be closed on the observance of the holidays listed below. In addition, the fund will advance the final time by which orders to purchase or redeem Interests must be received by the transfer agent to 3:00 p.m. (Eastern time) on those days that SIFMA has recommended that the bond markets close early. Those days remaining through 2016 are listed below.

Holidays (observed)	Early close
Martin Luther King Day (January 18, 2016)	–
President’s Day (February 15, 2016)	–
Good Friday (March 25, 2016)	March 24, 2016
Memorial Day (May 30, 2016)	May 27, 2016
Independence Day (July 4, 2016)	July 1, 2016
Labor Day (September 5, 2016)	–
Columbus Day (October 10, 2016)	–
Veterans Day (November 11, 2016)	–
Thanksgiving Day (November 24, 2016)	November 25, 2016
Christmas Day (December 26, 2016)	December 23, 2016

PART C

Item 28.   Exhibits.

(1)(a)	Certificate of Trust 1/

(1)(b)	Amended and Restated Trust Instrument 2/

(1)(c)	Certificate of Amendment to Amended and Restated Trust Instrument effective May 20, 2015 3/

(1)(d)	Certificate of Amendment to Amended and Restated Trust Instrument effective September 22, 2015 (filed herewith)

(2)(a)	Amended and Restated By-Laws 2/

(2)(b)	Certificate of Amendment to By-Laws effective February 10, 2010 2/

(3)	Instruments defining the rights of holders of Registrant’s beneficial interests 4/

(4)(a)	Management Contract between Registrant and UBS Asset Management (Americas) Inc., dated as of August 23, 2007 1/

(4)(b)	Amendment to Management Contract between Registrant and UBS Asset Management (Americas) Inc. to add Prime CNAV Master Fund, amended as of January 7, 2016 (filed herewith)

(6)	Bonus, profit sharing or pension plans – none

(7)(a)	Custodian Contract with State Street Bank and Trust Company, dated as of August 23, 2007 5/

(7)(b)	Form of Amendment to Custodian Contract with State Street Bank and Trust Company to add Prime CNAV Master Fund (filed herewith)

(8)(a)	Exclusive Placement Agency Agreement between Registrant and UBS Asset Management (US) Inc., dated as of August 23, 2007 1/

(8)(b)	Amendment to Placement Agency Agreement between Registrant and UBS Asset Management (US) Inc. to add Prime CNAV Master Fund, amended as of January 7, 2016 (filed herewith)

(8)(c)	Amended and Restated Participation Agreement between Registrant and UBS Money Series, amended and restated as of February 15, 2012 6/

(8)(d)	Amendment to Amended and Restated Participation Agreement between Registrant and UBS Money Series to add Prime CNAV Master Fund, amended as of January 7, 2016 (filed herewith)

(8)(e)	Participation Agreement between Registrant and each of UBS (Cay) Select Prime Institutional Fund Ltd., UBS (Cay) Select Treasury Institutional Fund Ltd., UBS (Cay) Select Prime Preferred Fund Ltd. and UBS (Cay) Select Treasury Preferred Fund Ltd., dated as of March 25, 2009 5/

(10)	Other opinions, appraisals, rulings and consents: Consent of Independent Registered Public Accounting Firm with respect to Prime Master Fund, Treasury Master Fund and Tax-Free Master Fund 7/

(12)	Not applicable

(13)	Not applicable

(14)	Not applicable

(15)	Code of Ethics - not applicable.

1/	Incorporated by reference from Registrant’s registration statement, SEC File No. 811-22078, filed August 23, 2007.

2/	Incorporated by reference from Post-Effective Amendment No. 3 to the Registrant’s registration statement, SEC File No. 811-22078, filed August 27, 2010.

3/	Incorporated by reference from Post-Effective Amendment No. 10 to the Registrant’s registration statement, SEC File No. 811-22078, filed June 10, 2015.

4/	Incorporated by reference from Articles IV, V, VI, IX and X of Registrant’s Trust Instrument and from Articles V, VI, IX and XI of Registrant’s By-Laws.

5/	Incorporated by reference from Post-Effective Amendment No. 2 to the Registrant’s registration statement, SEC File No. 811-22078, filed August 28, 2009.

6/	Incorporated by reference from Post-Effective Amendment No. 6 to the Registrant’s registration statement, SEC File No. 811-22078, filed March 16, 2012.

7/	Incorporated by reference from Post-Effective Amendment No. 11 to the Registrant’s registration statement, SEC File No. 811-22078, filed August 26, 2015

Item 29.   Persons Controlled by or under Common Control with Registrant.

None.

Item 30.   Indemnification.

Section 2 of Article IX of the Trust Instrument (“Trust Instrument”), “Indemnification,” provides that the appropriate series of the Registrant will indemnify the trustees and officers of the Registrant to the fullest extent permitted by law against claims and expenses asserted against or incurred by them by virtue of being or having been a trustee or officer; provided that no such person shall be indemnified where there has been an adjudication or other determination, as described in Article IX, that such person is liable to the Registrant or its interestholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, or did not act in good faith in the reasonable belief that his action was in the best interest of the Registrant. Section 2 of Article IX also provides that the Registrant may maintain insurance policies covering such rights of indemnification.

Additionally, “Limitation of Liability” in Section 1 of Article IX of the Trust Instrument provides that the trustees or officers of the Registrant shall not be personally liable to any person extending credit to, contracting with or having a claim against the Registrant or a particular series; and that, provided they have exercised reasonable care and have acted under the reasonable belief that their actions are in the best interest of the Registrant, the trustees and officers shall not be liable for neglect or wrongdoing by them or by any officer, agent, employee, investment advisor or independent contractor of the Registrant.

Section 9 of the Management Contract with respect to Prime Master Fund, Prime CNAV Master Fund, Treasury Master Fund and Tax-Free Master Fund (the “Management Contract”), with UBS Asset Management (Americas) Inc. (“UBS AM”) provides that UBS AM shall not be liable for any error of judgment or mistake of law or for any loss suffered by any series (“Fund”) of the Registrant in connection with the matters to which the Management Contract relates, except for a loss resulting from the willful misfeasance, bad faith, or gross negligence of UBS AM in the performance of its duties or from its reckless disregard of its obligations and duties under the Management Contract. Section 11 of the Management Contract provides that the Trustees shall not be liable for any obligations of the Trust or any series under the Management Contract and that UBS AM shall look only to the assets and property of the Registrant in settlement of such right or claim and not to the assets and property of the trustees.

The Exclusive Placement Agency Agreement provides that the Trust will indemnify UBS Asset Management (US) Inc. (“UBS AM (US)”) and its officers, directors and controlling persons against any losses, claims, damages, liabilities or expenses arising from (1) any alleged untrue statement of material fact in the Registration Statement or from any alleged omission to state in the Registration Statement a material fact required to be stated in it or necessary to make the statements in it, in light of the circumstances under which they were made, not misleading, except insofar as liability arises from untrue statements or omissions made in reliance upon and in conformity with information furnished by UBS AM (US) to the Trust for use in the Registration Statement; or (2) the Trust’s material breach of a representation, warranty, covenant or agreement contained in the Exclusive Placement Agency Agreement; provided that this indemnity shall not protect any such persons against liabilities arising by reason of

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their bad faith, gross negligence or willful misfeasance or by the reckless disregard of their obligations and duties under the Exclusive Placement Agency Agreement. The Exclusive Placement Agency Agreement also provides that UBS AM (US) agrees to indemnify, defend and hold the Trust, its officers and trustees free and harmless of any claims arising out of any alleged untrue statement or any alleged omission of material fact contained in information furnished by UBS AM (US) for use in the Registration Statement or arising out of an agreement between UBS AM (US) and any retail dealer, or arising out of supplementary literature or advertising used by UBS AM (US) in connection with the Agreement.

Item 31.   Business and Other Connections of Investment Advisor.

UBS AM, a Delaware corporation, is a registered investment advisor and is an indirect wholly owned subsidiary of UBS AG. UBS AM is primarily engaged in the investment advisory and financial services business. Set forth below in alphabetical order is a list of certain executive officers and directors of UBS AM indicating each business, profession, vocation or employment of a substantial nature in which each such person has been engaged during the last two fiscal years. (While each board director is named below, the list of executive officers has been shortened as the full list would be very long and contain names of persons whose functions are unrelated to the Registrant.) Each of UBS AM’s officers not disclosed below is “dual-hatted,” and holds the same office with UBS Asset Management (US) Inc. (“UBS AM (US)”) as he or she holds with UBS AM.

Name	Position(s) Held with UBS AM	Other Substantial Business, Profession, Vocation or Employment

Joseph J. Allessie	Managing Director, Chief Compliance Officer—Americas, and Head of Compliance and Operational Risk	Managing Director, Chief Compliance Officer—Americas, and Head of Compliance and Operational Risk of UBS AM (US)

Mark E. Carver	Managing Director and Head of Product Development and Management—Americas	Managing Director and Head of Product Development and Management—Americas of UBS AM (US)

Philip Casparius	Board Director, Vice President, Managing Director, and Head of Wholesale—Americas	Board Director, Vice President, Managing Director, and Head of Wholesale—Americas of UBS AM (US)

Lisa N. DiPaolo	Director (Non-Board) and Portfolio Manager	Director (Non-Board) and Portfolio Manager of UBS AM (US)

Elbridge T. Gerry III	Managing Director and Head of Municipal Bonds	None

Mark F. Kemper	Managing Director, Secretary and General Counsel—Americas	Managing Director, Secretary and General Counsel—Americas of UBS AM (US)

William T. MacGregor	Executive Director, Deputy General Counsel and Assistant Secretary—Americas	Executive Director, Deputy General Counsel and Assistant Secretary—Americas of UBS AM (US)

E. Blake Moore, Jr.	Board Director, President, Managing Director, and Head of Americas	Board Director, Vice President, Managing Director, Head of Americas of UBS AM (US)

John Moore	Board Director, Managing Director, Treasurer and Head of Financial Control—Americas	Board Director, Managing Director, Treasurer and Head of Financial Control—Americas of UBS AM (US)

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Name	Position(s) Held with UBS AM	Other Substantial Business, Profession, Vocation or Employment

Ryan Nugent	Director (Non-Board) and Portfolio Manager	Director (Non-Board), Portfolio Manager and Head of Municipal Trading of UBS AM (US)

Robert Sabatino	Managing Director, Head of US Taxable Money Markets and Senior Portfolio Manager	None

Eric Sanders	Director (Non-Board), Associate General Counsel and Assistant Secretary	Director (Non-Board), Associate General Counsel and Assistant Secretary of UBS AM (US)

Keith Weller	Executive Director, Senior Associate General Counsel and Assistant Secretary	Executive Director, Senior Associate General Counsel and Assistant Secretary of UBS AM (US)

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Item 32.   Principal Underwriter.

(a) UBS AM (US) is the placement agent for the Registrant and its series, Prime Master Fund, Prime CNAV Master Fund, Treasury Master Fund and Tax-Free Master Fund. UBS AM (US) serves as principal underwriter or placement agent for the following other investment companies:

SMA RELATIONSHIP TRUST

PACE SELECT ADVISORS TRUST

THE UBS FUNDS

UBS INVESTMENT TRUST

UBS MANAGED MUNICIPAL TRUST

UBS MONEY SERIES

UBS RMA MONEY FUND INC.

UBS RMA TAX-FREE FUND INC.

(b) The directors and certain principal executive officers of UBS AM (US), their principal business addresses, and their positions and offices with UBS AM (US), are identified below along with those directors and officers of UBS AM (US) who also serve as trustees or officers of the Registrant. (While each board director is named below, the list of executive officers has been shortened as the full list would be very long and contain names of persons whose functions are unrelated to the Registrant.)

Name and Address	Position(s) Held with Registrant	Positions and Offices with Underwriter or Dealer

Joseph J. Allessie*	Vice President, Assistant Secretary and Chief Compliance Officer	Managing Director, Chief Compliance Officer—Americas, and Head of Compliance and Operational Risk—Americas of UBS AM (US)

Rose Ann Bubloski*	Vice President and Assistant Treasurer	Director (Non-Board) and Senior Manager of US Mutual Fund Treasury Administration Department of UBS AM (US)

Mark E. Carver*	President	Managing Director and Head of Product Development and Management—Americas of UBS AM (US)

Philip Casparius*	None	Board Director, President, Managing Director and Head of Wholesale—Americas of UBS AM (US)

Lisa N. DiPaolo*	Vice President	Director (Non-Board) and Portfolio Manager of UBS AM (US)

Thomas Disbrow*	Vice President and Treasurer	Managing Director and Head of North American Fund Treasury Administration Department of UBS AM (US)

Elbridge T. Gerry III*	Vice President	None

Christopher S. Ha*	Vice President and Assistant Secretary	Director (Non-Board), Associate General Counsel and Assistant Secretary of UBS AM (US)

Mark F. Kemper**	Vice President and Secretary	Managing Director, Secretary and General Counsel—Americas of UBS AM (US)

5

Name and Address	Position(s) Held with Registrant	Positions and Offices with Underwriter or Dealer

Joanne M. Kilkeary*	Vice President and Assistant Treasurer	Executive Director and Senior Manager of US Mutual Fund Treasury Administration Department of UBS AM (US)

Tammie Lee*	Vice President and Assistant Secretary	Executive Director, Associate General Counsel and Assistant Secretary of UBS AM (US)

William T. MacGregor*	Vice President and Assistant Secretary	Executive Director, Deputy General Counsel and Assistant Secretary—Americas of UBS AM (US)

E. Blake Moore, Jr.*	None	Board Director, Vice President, Managing Director, and Head of Americas of UBS AM (US)

John Moore**	None	Board Director, Managing Director, Treasurer and Head of Financial Control—Americas of UBS AM (US)

Ryan Nugent*	Vice President	Director (Non-Board), Portfolio Manager and Head of Municipal Trading of UBS AM (US)

Nancy D. Osborn*	Vice President and Assistant Treasurer	Director (Non-Board) and Senior Manager of US Mutual Fund Treasury Administration Department of UBS AM (US)

Robert Sabatino**	Vice President	None

Eric Sanders*	Vice President and Assistant Secretary	Director (Non-Board), Associate General Counsel and Assistant Secretary of UBS AM (US)

Andrew Shoup*	Vice President and Chief Operating Officer	Managing Director and the Global Head of Fund Treasury of UBS AM (US)

Keith A. Weller*	Vice President and Assistant Secretary	Executive Director, Senior Associate General Counsel and Assistant Secretary of UBS AM (US)

Mandy Yu*	Vice President	Authorized Officer and Tax Compliance Manager of US Mutual Fund Treasury Administration Department of UBS AM (US)

*	This person’s business address is 1285 Avenue of the Americas, New York, New York 10019-6028.

**	This person’s business address is One North Wacker Drive, Chicago, Illinois 60606.

(c)	None.

Item 33.   Location of Accounts and Records.

The books and other documents required (i) by paragraphs (b)(4), (c) and (d) of Rule 31a-1 and (ii) by paragraphs (a)(3), (a)(4), (a)(5), (c) and (e) of Rule 31a-2 under the Investment Company Act of 1940 are maintained in the physical possession of UBS AM, 1285 Avenue of the Americas, New York, New York 10019-6028. Certain information required by Rule 31a-1(b)(1) to be maintained by a money market fund is maintained in the possession

6

of UBS AM, at 1285 Avenue of the Americas, New York, New York 10019-6028 and at One North Wacker Drive, Chicago, IL 60606-6114, c/o Compliance Department. All other accounts, books and documents required by Rule 31a-1 are maintained in the physical possession of Registrant’s transfer agent and custodian.

Item 34.   Management Services.

Not applicable.

Item 35.   Undertakings.

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York, on the 8th day of January, 2016.

MASTER TRUST

By:	/s/ Keith A. Weller
Keith A. Weller
Vice President and Assistant Secretary

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EXHIBIT INDEX

(1)(d)	Certificate of Amendment to Amended and Restated Trust Instrument effective September 22, 2015

(4)(b)	Amendment to Management Contract between Registrant and UBS Asset Management (Americas) Inc. to add Prime CNAV Master Fund, amended as of January 7, 2016

(7)(b)	Form of Amendment to Custodian Contract with State Street Bank and Trust Company to add Prime CNAV Master Fund

(8)(b)	Amendment to Placement Agency Agreement between Registrant and UBS Asset Management (US) Inc. to add Prime CNAV Master Fund, amended as of January 7, 2016

(8)(d)	Amendment to Amended and Restated Participation Agreement between Registrant and UBS Money Series to add Prime CNAV Master Fund, amended as of January 7, 2016

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